Exhibit 10.1

Legacy Baytech Park

Lease Agreement

Basic Lease Information

Lease Date:	May 24, 2006

Landlord:	LEGACY PARTNERS I SAN JOSE, LLC,
a Delaware limited liability company

Landlord’s Address:	c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805

Tenant:	Endwave Corporation, a Delaware corporation

Tenant’s Address:	776 Palomar Avenue
Sunnyvale, California 94085

Premises:	Approximately 32,805 rentable square feet as shown on Exhibit A

Premises Address:	130 Baytech Drive
San Jose, California 95134-2302

	Building :	Approximately 32,805 rentable square feet

	Lot:	APN 015-030-93

	Legacy Baytech Park (“Park”):	Approximately 187,742 rentable square feet

i.

Term:	The commencement date of the Lease (“Commencement Date”) shall occur on August 15, 2006 unless the Tenant Improvements are not Substantially Complete (as each term is defined in Exhibit B) on or before such date, in which case, the Commencement Date shall be the date the Tenant Improvements are Substantially Complete; provided, however, if Tenant occupies the Premises prior to Substantial Completion of the Tenant Improvements for the purpose of doing business, then the Commencement Date shall be the date Tenant occupies the Premises. The expiration date of the Lease (“Expiration Date”) shall occur on that date which is sixty (60) months following the Commencement Date.

Base Rent (¶3):

Months of Term	Base Rent Per Month
01 – 12	$21,323.25

13 – 24	$30,508.65

25 – 26	$31,164.75

37 – 48	$31,820.85

49 – 60	$32,476.95

Advance Rent (¶3):	Thirty Thousand Forty-Nine and 38/100 Dollars ($30,049.38)

Security Deposit (¶4):	Forty Thousand Three Hundred Fifty and 00/100 ($40,350.00)

Tenant’s Share of Operating Expenses (¶6.1):	17.47% of the Park

Tenant’s Share of Tax Expenses (¶6.2):	17.47% of the Park

Tenant’s Share of Common Area Utility Costs (¶7.2):	17.47% of the Park

Tenant’s Share of Utility Expenses (¶7.1):	17.47% of the Park

ii.

Permitted Uses (¶9):	The Premises shall be used solely for office, research and development, software, storage, light assembly, marketing and for no other purpose without Landlord’s prior written consent, but only to the extent permitted by the City of San Jose, California, and all agencies and governmental authorities having jurisdiction thereof.

Parking Spaces:	One Hundred Twenty-Three (123) non-exclusive and non-designated spaces in the Park

Broker (¶33):	Marty Morici, Colliers International for Tenant

Commercial Property Services (CPS) for Landlord

Exhibits:	Exhibit A -	Premises, Building, Lot and/or Park

	Exhibit B -	Tenant Improvements

	Exhibit C -	Rules and Regulations

	Exhibit D -	Intentionally omitted

	Exhibit E -	Tenant’s Initial Hazardous Materials Disclosure Certificate

	Exhibit F -	Change of Commencement Date — Example

	Exhibit G -	Sign Criteria

Addenda:	Addendum 1 -	Option to Extend the Lease Term

	Addendum 2 -	Letter of Credit

iii.

iv.

23.	Transfer of Landlord’s Interest	23

24.	Waiver	23

25.	Casualty Damage	24

26.	Condemnation	25

27.	Environmental Matters/Hazardous Materials	26

28.	Financial Statements	28

29.	General Provisions	28

30.	Signs	30

31.	Mortgagee Protection	31

32.	Warranties of Tenant	31

33.	Brokerage Commission	31

34.	Quiet Enjoyment	32

35.	Cubicles	32

v.

Lease Agreement

The Basic Lease Information and this Lease are, and shall be construed as, a single instrument.

1. Premises

Landlord leases the Premises to Tenant upon the terms and conditions contained herein. Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. For purposes of this Lease, (i) as of the Lease Date, the rentable square footage area of each of the Premises, the Building and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information, (ii) the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example corridors, common rest-rooms, an electrical room or telephone room) and (iii) the number of rentable square feet of any of the Building and the Park may subsequently change after the Lease Date commensurate with any physical modifications to any of the foregoing by Landlord (but not as a result of calculation using another standard of measurement), and Tenant’s Share shall accordingly change. The term “Project” means and collectively refers to the Building, Common Areas, Lot and Park.

2. Occupancy; Adjustment of Commencement Date

2.1 If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date in the condition specified in Section 5 and Exhibit B hereof, Landlord shall neither be subject to any liability nor shall the validity of this Lease be affected; provided, the Term and the obligation to pay Rent shall commence on the date the Premises are in the condition required by Section 5 and Exhibit B and possession is actually tendered to Tenant and the Expiration Date shall be extended commensurately. If the commencement date and/or the expiration date of this Lease is other than the Commencement Date and Expiration Date specified in the Basic Lease Information, the parties shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto specifying the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. Tenant shall execute and return such amendment to Landlord within fifteen (15) days after Tenant’s receipt thereof. The word “Term” means the initial term of this Lease and any valid extension(s) thereof.

2.2 If Landlord permits Tenant to occupy the Premises prior to the actual Commencement Date, such occupancy shall be at Tenant’s sole risk and subject to all the provisions of this Lease (including Tenant’s obligation to pay Rent). Additionally, Landlord shall have the right to impose additional reasonable conditions on Tenant’s early occupancy. As set forth in Section 13 of Exhibit B hereto, Tenant may access the Premises prior to the Completion Date (as defined in Exhibit B) to perform Tenant’s Pre-Occupancy Work (as defined in Exhibit B).

2.3 Tenant shall have a one-time option (the “Termination Option”) to terminate this Lease, effective as of the last day of the forty-second (42nd) full calendar month of the Lease Term (“Effective Date”). In the event this Lease is not terminated effective as of the Effective Date, this Lease shall continue in full force and effect. The Termination Option is granted subject to the following terms and conditions:

2.3.1 Tenant delivers to Landlord a written notice of Tenant’s election to exercise the Termination Option (“Termination Notice”), which notice is given not less than three hundred sixty five (365) days prior to the Effective Date (the “Termination Date”);

2.3.2 Tenant shall not have been in default of its obligations under this Lease beyond any applicable cure periods at any time during the Lease Term; and

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2.3.3 Tenant pays to Landlord, concurrently with Tenant’s exercise of the Termination Option and delivery to Landlord of the Termination Notice as required above, a cash lease termination fee (collectively, the “Fee”) in the aggregate amount of (a) a sum equal to the unamortized portion of the costs of the improvements and alterations made by Landlord to the Premises; (b) a sum equal to the unamortized portion of the brokerage commissions paid by Landlord in connection with this Lease and (c) an additional fee in the amount of Sixty Thousand Dollars ($60,000). If the Termination Notice is not given as and when required by the provisions of this Section 2.2 set forth above and the sums required by the provisions of this Section 2.2 set forth above are not paid concurrently with Tenant’s delivery to Landlord of the Termination Notice, then Tenant’s Termination Option as provided for herein shall forever terminate and be of no further force or effect. At all times during the period from the date the Termination Notice is given through the Termination Date Tenant shall be fully obligated to perform all obligations required to be performed by it under the Lease as and when required by this Lease, including, without limitation, the payment of Base Rent and Tenant’s Share of Direct Expenses.

2.3.4 If Tenant timely and properly exercises the Termination Option, (i) all Rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee); (ii) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of the Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (iv) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option and delivers to Landlord the Termination Notice and Fee required above. It is the parties’ intention that nothing contained herein shall impair, diminish or otherwise prevent Landlord from recovering from Tenant such additional sums as may be necessary for payment of Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses and any other sums due and payable under this Lease (provided such sums relate to items accrued prior to the expiration or earlier termination of the Lease), including without limitation, any sums required to repair any damage to the Premises and/or restore the Premises to the condition required under the provisions of this Lease.

2.3.5 The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the default by Tenant beyond any applicable cure periods of its obligations under this Lease at any time during the Lease Term; (ii) the termination of Tenant’s right to possession of the Premises; or (iii) the failure of Tenant to timely or properly exercise the Termination Option as contemplated herein. This Termination Option is personal to Tenant, and any Affiliate (as defined in Section 14.8 below) and may not be assigned, voluntarily or involuntarily, to any party or entity, separate from or as part of the Lease.

3. Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates required to be delivered under Section 12 and Exhibit B of this Lease. Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address, on the Commencement Date and thereafter on the

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first (1st) day of each month throughout the Term (i) Base Rent and (ii) as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term “Rent” means the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of Base Rent. If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner. To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4. Security Deposit

Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant’s default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums. Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit. Tenant shall not have any use of, or right of offset against, the Security Deposit.

5. Condition of Premises; Tenant Improvements

Tenant agrees (i) to accept the Premises on the Commencement Date (and by taking possession of the Premises Tenant shall be deemed to have accepted the Premises) as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, except as otherwise set forth in Exhibit B hereto and (ii) that except as expressly set forth in this Lease, neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms and provisions of Exhibit B. Notwithstanding the foregoing, within five (5) business days after the Substantial Completion (as such term is defined in Exhibit B hereto) of the Tenant Improvements representatives of Landlord and Tenant shall make a joint inspection of the Tenant Improvements and the results of such inspection shall be set forth in a written list specifying the incomplete items as well as those items for which corrections need to be made (the “Punchlist Items”). Landlord and Tenant shall promptly (by no later than three (3) business days thereafter) and in good faith approve the written list of Punchlist Items. Landlord, at its sole cost and expense, shall use commercially reasonable efforts to cause the Punchlist Items to be completed and/or corrected, as applicable, within thirty (30) days following the approval by Landlord and Tenant of the written list of Punchlist Items. Upon completion of the Punchlist Items to Tenant’s reasonable satisfaction Tenant shall promptly notify Landlord in writing that such items have been completed to Tenant’s reasonable satisfaction.

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6. Additional Rent

Landlord and Tenant intend that this Lease be a “triple net lease.” The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1 Operating Expenses:

6.1.1 Definition of Operating Expenses: Tenant shall pay to Landlord Tenant’s Share of all Operating Expenses as Additional Rent. The term “Operating Expenses” means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and Project, except as expressly excluded from the definition of Operating Expenses. The term “Common Areas” means (a) all areas and facilities within the Park exclusive of the Premises and other portions of the Park leasable exclusively to other tenants and (b) the areas within the Building which are not leased exclusively to any tenant in the Building. The Common Areas include, but are not limited to, interior lobbies, main electric room, telecommunications closets, mezzanines, parking areas, access and perimeter roads, sidewalks, and landscaped areas (and Tenant acknowledges and agrees that the size and shape of the Common Areas may be altered in the event the parcel or subdivision map referenced below in this Section 6.1.1 is recorded). Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the non-structural elements of the perimeter exterior walls of the Building; (ii) maintaining the Common Areas of the Building and Park; (iii) annual insurance premium(s) for any and all insurance Landlord elects to obtain, including without limitation, “all risk” or “special purpose” coverage, earthquake and flood for the Project, rental value insurance, and subject to Section 25 below, any deductible; (iv) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date amortized as set forth below; and (c) new improvements to the Project that are intended to reduce operating costs or improve life/safety conditions; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item in accordance with real estate industry standards, as reasonably determined by Landlord (but in no event less than ten (10) years), together with reasonable interest on the unamortized balance; (v) the management and administration of the Project, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems and lifts for disabled persons; (vii) security and fire protection services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided; (viii) the creation and modification of any licenses, easements or other similar undertakings with respect to the Project, including, without limitation, the cost of the creation, management and operation of an owner’s association to manage and operate the Park at any time and from time to time (the “Association”); (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to the Association or any other applicable owner’s association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the “ADA Work”); provided, if such ADA Work is required under the ADA due to Tenant’s use of the Premises or any Alteration (defined below) (other

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than the initial Tenant Improvements) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; and (xii) the repairs and maintenance items set forth in Section 11.2 below. Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Project and/or on a building by building basis and Tenant acknowledges and agrees that Landlord shall have the right, in its sole and absolute discretion, to record a parcel or subdivision map with respect to the Park or a portion of the Park, the recordation of which may have the effect of increasing or decreasing Tenant’s Share of Operating Expenses. In either of such events, Tenant’s Share of Operating Expenses shall be commensurately revised to reflect any such increases or decreases that may result therefrom.

6.1.2 Operating Expense Exclusions: The term “Operating Expenses” shall not include: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving or decorating vacant space or space for other tenants within the Project; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed; (vi) costs of repairs or other work necessitated by casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the Building or the Park, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 hereof; (ix) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) any payments under a ground lease or master lease; (xii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord’s gross negligence or willful misconduct; (xiii) the cost of correcting any building code or other violations, which written violations were actually known to Landlord prior to the Commencement Date of this Lease; (xiv) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any Hazardous Materials (including, without limitation, asbestos and “PCB’s”) in the event such contamination is not the responsibility or liability of Tenant under Section 27 of this Lease; (xv) management costs to the extent they exceed commercially reasonable management fees at comparable properties or business parks; (xvi) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith); and (xvii) any costs which may be incurred by Landlord to bring the Project into compliance with the ADA in effect prior to the Commencement Date, except to the extent such non-compliance results from Tenant’s particular use of the Premises.

6.2 Tax Expenses: Tenant shall pay to Landlord Tenant’s Share of all Tax Expenses applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or

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assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project. “Tax Expenses” means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises, Project or Park or any other tax, fee, or excise, however described, including, but not limited to, any tax resulting from the recordation of any parcel or subdivision map with respect to the Park and/or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses. “Tax Expenses” shall not include (a) any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord’s failure to pay Tax Expenses when due, and (c) any items included as Operating Expenses. In the event that a parcel or subdivision map with respect to the Park or a portion of the Park is recorded by Landlord, Tenant’s Share of Tax Expenses shall be commensurately revised to reflect any increases or decreases that may result from the impact of such parcel or subdivision map.

6.3 Payment of Expenses: Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term. Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.4 Annual Reconciliation: By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses; provided, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter, and no later than thirty (30) days following the finalization of such accounting. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses, and deduct any underpayment from Tenant’s Security Deposit. Failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation shall not constitute a waiver of Landlord’s right to collect any underpayment at any time during the Term or after the expiration or earlier termination of this Lease.

6.5 Audit: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Tenant may not compensate any such accountant on a contingency fee basis. The results of any such audit (and

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any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents, unless required by applicable law. Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses. If through such audit it is determined that there is a discrepancy of more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable accounting costs and expenses incurred by Tenant in performing such audit, including Tenant’s in-house or outside auditors or accountants.

7. Utilities and Services

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises.

7.1 Utility Expenses: Tenant shall pay to Landlord Tenant’s Share of any utility fees, use charges, or similar services that are not billed or metered separately to Tenant (collectively, “Utility Expenses”). If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. Tenant shall also pay Tenant’s Share of any assessments, charges and fees included within any tax bill for the Lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees and sewer use fees. Notwithstanding anything to the contrary in this Section 7, if Tenant disputes Landlord’s determination of Tenant’s Share of Utility Expenses, Landlord shall, at Tenant’s sole cost and expense, have the right, in its sole and absolute discretion, to perform all work necessary to separately meter (with PG&E meters if such utility is gas or electric) the utility usage of the Premises.

7.2 Common Area Utility Costs: Tenant shall pay to Landlord Tenant’s Share of any Common Area utility fees, charges and expenses (collectively, “Common Area Utility Costs”). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term. Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above. Tenant acknowledges and agrees that Tenant’s Share of Common Area Utility Costs may increase or decrease in the event of the recordation of a parcel or subdivision map with respect to the Park or a portion of the Park.

7.3 Miscellaneous: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

8. Late Charges

The sums and charges set forth in this Section 8 shall be “Additional Rent”. Tenant acknowledges that late payment (the second (2nd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance

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against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to ten percent (10%) of such delinquent amount plus interest thereon at ten percent (10%) per annum for every month or portion thereof that such sums remain unpaid. Notwithstanding the foregoing, Landlord waives the late charge for the first (1st) instance during the Term in which Tenant fails to timely pay Rent, and interest shall not commence to accrue until the third (3rd) day following Landlord’s giving to Tenant its notice of default. If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other default of Tenant under this Lease.

9. Use of Premises

9.1 Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord’s prior written consent. Landlord’s consent shall not be unreasonably conditioned, withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, any Tenant Improvements (collectively, “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, “Recorded Matters”), and (d) any and all by laws, rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions and/or regulations imposed by the Association or any other applicable owners association or similar entity (collectively, “Rules and Regulations”). Landlord reserves to itself the right, from time to time, (1) to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, whether in connection with the recordation of a parcel or subdivision map or otherwise; (2) to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises; and (3) to create the Association. Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions, to acknowledge creation of the Association or as otherwise

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reasonably requested by Landlord. Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the Premises, including without limitation, the Tenant Improvements, are in compliance with all applicable Laws throughout the Term and (y) for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective. Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project. Tenant shall not be responsible for any violation or non-compliance of Laws with regard to the Premises to the extent such violation or non-compliance of Laws exists prior to the Commencement Date; provided, however, from and after the Commencement Date, Tenant shall be solely responsible for (y) the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations made to the Premises regardless of when such Laws became effective and (z) the payment of capital expenditures as part of Operating Expenses to the extent set forth in Section 6.1.1 above.

9.2 Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will increase the existing rate of or affect any policy of insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or personal property outside of the Premises. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall neither install any radio or television antenna, satellite dish, microwave or other device on the roof or exterior walls of the Building or any other portion of the Project nor make any penetrations of or to the roof of the Building. Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project.

10. Alterations; and Surrender of Premises

10.1 Alterations: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations are not part of Tenant’s Wi-Fi Network (defined hereinbelow), do not affect the Building systems and the cost of such alterations does not exceed Fifty Thousand Dollars ($50,000) each job and One Hundred Thousand Dollars ($100,000) cumulatively each calendar year (the “Permitted Improvements”). Tenant, however, shall first notify Landlord of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises. Except for the Permitted Improvements, Tenant shall neither install any signs, fixtures, or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems, structural integrity or structural components of the Premises or Building. If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility. Tenant

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shall obtain all permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord. All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured (and bonded, at Landlord’s option) contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations and (ii) performed in a good and workmanlike manner and so as not to obstruct access to any portion of the Project or any business of Landlord or any other tenant. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws. As Additional Rent, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual and reasonable legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to five percent (5%) of the total cost of the Alterations. If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require. All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion. Tenant shall keep the Premises and the Lot on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds (for projects estimated to cost in excess of $150,000) as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any mechanic’s, materialmen’s or other liens.

10.1.1 Wi-Fi Network: Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 10.1.1 (in addition to the other provisions of this Section 10). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Section 10.2 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Park or with any other tenant’s communication equipment, and not to damage the Building or Park or interfere with the normal operation of the Building or Park and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 10.1.1, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s reasonable satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant’s compliance with the terms of this Section 10.11, Landlord shall retain such professionals at commercially reasonable rates, and Tenant shall reimburse

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Landlord within thirty (30) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000 per year (except in the event of a default by Tenant hereunder). This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach of default by Tenant under this Lease.

10.2 Surrender of Premises: At the expiration of the Term or earlier termination of this Lease, except as provided below in Section 10.2.1, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease, or any damage or deterioration due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per two hundred (200) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors. Except as set forth below in Section 10.2.1, on or before the expiration or earlier termination of this Lease, Tenant shall remove (i) all of Tenant’s Property (defined below) and Tenant’s signage from the Premises and other portions of the Project, (ii) any Alterations Landlord may require Tenant, by notice to Tenant given at or about the time of Landlord’s granting of consent to their installation, to remove, and Tenant shall repair any damage caused by all of such removal activities, at Tenant’s sole expense. “Tenant’s Property” means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Landlord may elect to take responsibility to remove any such wiring or cabling installed above the ceiling or beneath the floors of the Premises, in which case Tenant shall pay Landlord for the actual cost incurred by Landlord therefor, (together with a five percent (5%) supervision/administration fee) within thirty (30) days after being billed for the same. All Alterations except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord. Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all Claims (defined below) (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay and (y) suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

10.2.1 Restoration Obligation. Notwithstanding anything to the contrary in this Section 10, prior to Tenant’s surrender of the Premises, Tenant shall have the obligation to restore the area of the Premises in which Tenant’s lab shall be located to its original condition at the time of Lease execution, including, but not limited to, restoring smooth surface ceiling tiles and ESD flooring to Building Standard finishes, removal of lab equipment electrical stubbed to the distribution panel, and demolition of lab partitions; provided, however, Tenant shall not be required to remove any dedicated heating, ventilating and air conditioning (“HVAC”) unit(s) serving the lab; rather, Tenant shall have the right to leave the HVAC unit on the roof but shall remove all electrical components related to the HVAC, ductwork, diffusers and any other components related to the HVAC and make any necessary repairs to the Premises, to the reasonable satisfaction of Landlord. Such work shall be at Tenant’s sole cost and expense and shall be performed prior to the expiration or earlier termination of the Term of the Lease.

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11. Repairs and Maintenance

11.1 Tenant’s Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant’s Representatives, or due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per two hundred (200) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors, and restoring the Premises and other portions of the Project to the condition existing prior to the occurrence of such damage. Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning (“HVAC”) systems serving the Premises, (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises). Tenant shall maintain throughout the Term a current contract with a vendor qualified to repair and maintain the HVAC systems serving the Premises, which vendor shall be reasonably approved by Landlord. Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris. Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, exercisable at any time, to directly contract with an HVAC vendor to perform the preventive maintenance on the mechanical and/or HVAC equipment, including, without limitation, the right to obtain a semi-annual HVAC condition report, in which event the costs and expenses associated with such services and/or report shall be part of the definition of Operating Expenses herein. Should Landlord elect to directly contract for such HVAC condition report, then Tenant, upon receipt of such report, shall promptly make all repairs and/or replacements indicated on such report. So long as Tenant does not utilize the generator currently located at the Building or request its use, Tenant shall have no responsibility for any repairs or maintenance of such generator at the Building.

11.2 Maintenance by Landlord: Subject to Tenant’s obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following described items, Landlord shall repair and maintain the following items: fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); any elevator that serves the Premises; the plumbing and mechanical systems serving the Building, including the boiler for the Building but excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; any rail spur and rail crossing; exterior painting of the Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. If Landlord elects to perform any repair or restoration work required to be performed by Tenant, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3 Landlord’s Repairs and Maintenance Obligations: Subject to the provisions of Sections 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives or

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Tenant’s failure to perform its obligations under Section 11.1 above, Landlord shall, at Landlord’s sole cost and expense, keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and the structural portions of the roof of the Building (excluding the roof membrane).

11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor. Tenant’s obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect.

12. Insurance

12.1 Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and such insurance shall (a) include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability, and (b) have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Three Million Dollars ($3,000,000) (if Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles; (iv) “all risk” or “special purpose” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and the Tenant Improvements (including the Cubicles and Equipment (as defined in Section 35)) located in, on or about the Premises, and in addition, coverage for flood and business interruption of Tenant, together with, if the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.

12.2 Insurance Policies: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty

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(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3 Additional Insureds and Coverage: Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in Section 12.1(iv) hereof. All such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

12.4 Failure of Tenant to Purchase and Maintain Insurance: If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant’s failure to obtain and maintain such insurance.

12.5 Waiver of Subrogation: Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

12.6 Landlord’s Insurance: Landlord shall maintain in full force and effect during the Term of this Lease, subject to reimbursement as provided in Section 6, policies of insurance which afford such coverages as are commercially reasonable and as is consistent with other properties in Landlord’s or Landlord’s affiliates’ portfolio. Notwithstanding the foregoing, Landlord shall obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lender(s)”), (i) on an “all risk” or “special form” basis, insuring loss or damage to the Building, including all improvements, fixtures (other than trade fixtures) and permanent additions (ii) insuring loss or damage to the Tenant Improvements (but not any of Tenant’s Personal Property (as defined in Exhibit B) or the Nitrogen Tank) caused by earthquake. Except as set forth above with respect to earthquake coverage for the Tenant Improvements, all alterations, additions and improvements made to the Premises by Tenant (including the Tenant Improvements and the Nitrogen Tank) shall be insured by Tenant rather than by Landlord. Subject to the foregoing, the amount of the “all risk” or “special

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form” insurance procured by Landlord shall be equal to at least ninety percent (90%) of the full replacement cost of the Building (excluding the cost of excavation and installation of footings), including all improvements and permanent additions as the same shall exist from time to time, or the amount required by Lenders. At Landlord’s option, Landlord shall insure against all risks of direct physical loss or damage to the Building (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. If any such insurance coverage procured by Landlord has a deductible clause, the deductible shall not exceed reasonable amounts and as is then consistent with Landlord’s or its affiliates’ portfolio, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses as so limited. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Building is increased as a result of Tenant’s acts, omissions, alterations, improvements (including, without limitation, the Tenant Improvements), use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, such increase(s) as Additional Rent.

13. Limitation of Liability and Indemnity

Except to the extent of Claims (defined below) resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, officers, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of Claims resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder.

14. Assignment and Subleasing

14.1 Prohibition: Except in connection with a Transfer (defined below) to an Affiliate, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (collectively, “Transfers” and any entity to whom any Transfer is made or sought to be made is

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sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, but which consent shall be subject to the provisions of this Section 14.

14.2 Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing (“Tenant’s Notice”), and deliver to Landlord at least thirty (30) days prior to the proposed commencement date of the Transfer (“Proposed Effective Date”) the following: (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and audited financial statements for the previous three (3) most recent consecutive fiscal years if available; and (iv) such other information as Landlord may then reasonably require. Within twenty (20) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord’s election as set forth in Section 14.5. If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice.

14.3 Criteria for Consent: Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods or at any time during the Term of this Lease Tenant has been in Chronic Default, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (1) is negotiating with Landlord to lease space in the Building at such time or (2) has negotiated with Landlord during the four (4) month period immediately preceding the Tenant’s Notice, (i) the rent proposed to be charged by Tenant to the proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than seventy percent (70%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other Building in the Project for a comparable term, calculated using a present value system, or (j) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not then being used by Tenant.

14.4 Effectiveness of Transfer and Continuing Obligations: Prior to the date on which any Transfer approved by Landlord becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable (provided, Landlord shall make reasonable modifications to such standard forms so long as all other conditions of Landlord’s consent to a Transfer are satisfied), executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease. Failure or refusal of a

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Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each approved assignee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease. Each approved subtenant shall confirm its understanding that its sublease is subordinate to this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder. The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity other than a public company traded on a nationally recognized stock exchange, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to this Section 14. Any and all options, rights of refusal, improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant (except to an Affiliate) unless expressly authorized in writing by Landlord. Any Transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease. As Additional Rent, Tenant shall promptly (a) pay to Landlord each time it requests a Transfer (except to an Affiliate), a fee in the amount of one thousand dollars ($1,000) and (b) reimburse Landlord for reasonable and actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.

14.5 Recapture: If the Transfer (i) by itself or taken together with then existing or pending Transfers covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises, or (ii) is for a term which by itself or taken together with then existing or pending Transfers is greater than seventy-five percent (75%) of the period then remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in the Tenant’s Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. If this Lease is terminated with respect to less than the entire Premises, Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

14.6 Transfer Premium: If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium. The term “Transfer Premium” shall mean all rent, additional rent and other consideration received by Tenant from such Transferee, after deducting all commercially reasonable attorneys’ fees, brokerage commissions and tenant improvement costs incurred by Tenant in connection with such Transfer, which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space.

14.7 Waiver: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

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14.8 Affiliated Companies/Restructuring of Business Organization: The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under the common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant or Tenant’s parent corporation, or (iv) any entity into which Tenant or Tenant’s parent corporation is merged or consolidated (all such persons or entities described in clauses (i) (ii), (iii) and (iv) being sometimes herein referred to as “Affiliates”) shall not be deemed a Transfer under the Section 14 (hence, the aforesaid events shall not be subject to obtaining Landlord’s prior consent; Landlord shall not have any right to receive any Transfer Premium in connection therewith; and Landlord shall not have the recapture rights described in Section 14.5 above), provided in all instances that;

14.8.1 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;

14.8.2 Tenant shall give Landlord prior written notice of any such assignment or sublease to an Affiliate (provided, if Tenant is prohibited by law from giving Landlord prior written notice, then Tenant shall provide written notice to Landlord within ten (10) days following such assignment or sublease);

14.8.3 the successor Tenant has as of the effective date of any such assignment or sublease a tangible net worth and net assets, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord;

14.8.4 any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and each assignee (i.e. any such Affiliate), other than in the case of an Affiliate resulting from a merger or consolidation as described in Section 14.8(iv) above, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment, all the obligations of Tenant under this Lease (and each subtenant shall acknowledge and agree that any such sublease is subordinate to the terms of this Lease); and

14.8.5 Tenant (except in the case of an Affiliate resulting from the acquisition of all or substantially all of the assets of Tenant described in Section 14.8(iii) or from a merger or consolidation as described in Section 14.8(iv) above) and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

15. Subordination

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate therein is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary (any such ground lessor, mortgagee or beneficiary referred to herein as a “Holder”) shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest agrees that it will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default beyond any applicable

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cure period under this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a written demand or request by Landlord and in the form reasonably requested by Landlord and/or a Holder, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Tenant hereby acknowledges that as of the date of execution of this Lease, there is a deed of trust encumbering Landlord’s interest in the Park in favor of Redwood Capital Finance Company, LLC, a Delaware limited liability company (the “Current Lender”). Tenant shall within ten (10) days following a written request made by Landlord at any time, execute, notarize and deliver to Landlord a subordination, non-disturbance and attornment agreement (i) in the form attached to this Lease as Exhibit H and incorporated herein by this reference (the “SNDA”) or (ii) in such other form as may then be reasonably required by the Current Lender or other current or future Holder. Landlord shall endeavor to cause the Current Lender and any other current or future Holder to execute, notarize and deliver to Tenant the SNDA or such other form of subordination, non-disturbance and attornment agreement, as applicable, but Landlord shall not be in default under this Lease and shall have no liability to Tenant whatsoever if Landlord is unable to obtain and deliver to Tenant the SNDA or such other form of subordination, non-disturbance and attornment agreement executed by the Current Lender or other current or future Holder, as applicable.

16. Right of Entry

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice using commercially reasonable efforts to provide such notice not less than twenty four (24) hours in advance, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed (except in the event of an emergency in which case no notice shall be required) that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place (i) “for rent” or “for lease” signs (during the last eight (8) months of the Term) on the outside of the Premises, the Building and in the Common Areas, and (ii) “for sale” signs on the outside of the Building and in the Common Areas. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.

17. Estoppel Certificate

Each party (“Responding Party”) shall execute (and acknowledge if required by any lender or ground lessor) and deliver to the other party upon its request (the “Requesting Party”), within ten (10) days after such request, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to the Responding Party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder or specifying such

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defaults as are claimed, and such other matters as may be reasonably required. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project, and by Tenant, its transferees, investors, lenders or other interested parties. Failure to deliver such statement within such time shall be conclusive upon the Responding Party that (a) this Lease is in full force and effect, without modification except as may be represented by the Requesting Party; (b) there are no uncured defaults in the Requesting Party’s performance; and (c) not more than one month’s Rent has been paid in advance.

18. Tenant’s Default

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

18.1 The abandonment of the Premises by Tenant, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws;

18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) business days after Landlord’s delivery to Tenant of written notice that said payment is due or past due; provided, any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161 et. seq. and all similar or successor laws;

18.3 Except as otherwise provided in Section 19.4 hereof, the failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an “SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than ninety (90) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure. Any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

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18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

19. Remedies for Tenant’s Default

19.1 Landlord’s Rights: In the event of Tenant’s material default under this Lease, Landlord may terminate Tenant’s right to possess the Premises by any lawful means. Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, whether or not this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord’s right of re entry is exercised following Tenant’s abandonment of the Premises, all of Tenant’s Property left on the Premises or in the Project shall be deemed abandoned. If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”). All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant’s right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease. At all times Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2 Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant’s right to possession following Tenant’s breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign,

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subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any default of Tenant hereunder.

19.3 Financial Statements: In the event of Tenant’s material default of this Lease, and in the event Tenant is not then a public company whose stock is traded on a nationally recognized stock exchange, Tenant, within five (5) days after Landlord’s request therefor, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available). If audited financial statements have not been prepared, Tenant shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant.

19.4 Chronic Default: The term “Chronic Default” as used in this Lease shall mean that Tenant has materially defaulted in the performance of any of its obligations under this Lease beyond any applicable notice and cure periods more than four (4) times during the Term of the Lease, regardless of whether or not Tenant cures any such material default. A Chronic Default is not curable by Tenant. Upon the occurrence of a Chronic Default and at all times thereafter during the balance of the Term of this Lease, Landlord shall no longer be obligated to provide Tenant written notice of default as set forth in Section 18.3 hereof and Tenant shall no longer be entitled to any cure period set forth in this Lease, including without limitation, those cure periods set forth in Section 18.3. Following a Chronic Default, Landlord, in its sole discretion, may elect to provide written notice of default to Tenant or grant Tenant a period during which it may cure any such default, however, no such delivery of written notice or grant of a cure period by Landlord shall in any way obligate Landlord to provide Tenant any subsequent written notices of default or cure periods.

19.5 Rights and Remedies Cumulative: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity, by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. In addition to all of the remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20. Holding Over

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease for the first sixty (60) days of such holdover and thereafter, at a monthly rate equal to two hundred percent (200%) of the Base Rent applicable during the last rental period of the Term under this Lease. Such month-to-month tenancy shall be subject to every other term and provision contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition

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to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21. Landlord’s Default

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, except in cases of an emergency, a reasonable time shall be thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In case of emergency, Landlord shall not be considered in default so long as Landlord acts as soon as reasonably practicable.

22. Parking

Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. Tenant and Tenant’s Representatives shall not park or permit any parking of vehicles overnight.

23. Transfer of Landlord’s Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, Building, Project and this Lease. Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. Landlord shall use commercially reasonable efforts to cause each such transferee to agree to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire Building or Lot, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default beyond any applicable cure period under this Lease.

24. Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such default. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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25. Casualty Damage

25.1 Casualty: If the Premises or any part, excluding any of Tenant’s Property, any Wi-Fi Network, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, “Tenant’s FF&E”), shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the following time period within which the necessary repairs can reasonably be made, as estimated by Landlord: (a) within one hundred eighty (180) days, or (b) in more than one hundred eighty (180) days, from the date of such notice.

25.1.1 Minor Insured Damage: If the Premises (other than Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within one hundred eighty (180) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy (it being understood that a portion of the Premises may be unusable even though it has not sustained physical damage because of its interdependence upon the damaged portion of the Premises), and (ii) only during the time Tenant is not actually using same.

25.1.2 Major Insured Damage: If the Premises are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate this Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than twenty (20) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy (it being understood that a portion of the Premises may be unusable even though it has not sustained physical damage because of its interdependence upon the damaged portion of the Premises), and (ii) only during the time Tenant is not actually using same.

25.1.3 Damage Near End of Term: Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its

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election to do so within forty-five (45) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.2 Deductible and Uninsured Casualty: Tenant shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Premises. However, if other portions of the Building are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3 Tenant’s Fault and Lender’s Rights: Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the Building is damaged by fire or other casualty due to the acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall only be abated during the repair of such damage to the extent Landlord receives rental loss insurance proceeds therefor, (ii) Tenant will not have any right to terminate this Lease due to the occurrence of such casualty, and (iii) Tenant will be responsible for the excess cost and expense of the repair and restoration of the Building (including any deductible) to the extent not covered by insurance proceeds. Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord within a reasonable time not to exceed twenty (20) business days.

25.4 Tenant’s Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage or the repair thereof. With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26. Condemnation

If twenty five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to, Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and does not diminish nor

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otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building, as applicable, to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord.

27. Environmental Matters/Hazardous Materials

27.1 Hazardous Materials Disclosure Certificate: Simultaneously herewith, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall deliver to Landlord an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”), in substantially the form attached hereto as Exhibit E, describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord upon the occurrence of either of the following events: (a) immediately upon any material change in the types and/or quantities of Hazardous Materials used or stored in the Premises, or (b) within ten (10) days of written notice by Landlord at any time during the Term of the Lease.

27.2 Definition of Hazardous Materials: “Hazardous Materials” means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3 Prohibition; Environmental Laws: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or Project without, in each instance, obtaining Landlord’s prior written consent thereto. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials and in such quantities (A) that are necessary for Tenant’s business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing. In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the “Environmental Laws”). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may

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be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right at all times during the Term to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations (collectively, “Inspections”) shall be borne by Tenant, if Tenant or any of Tenant’s Representatives are directly or indirectly responsible for any contamination revealed by such Inspections. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to perform Inspections, monitor or otherwise observe the Premises or Tenant’s and Tenant’s Representatives’ activities with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4 Tenant’s Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas (collectively, a “Release”); provided that Tenant has knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon written demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

27.5 Environmental Indemnity: Tenant shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the acts or omissions of Tenant or any of Tenant’s Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

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27.6 Survival: Tenant’s obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease. In the event Tenant has not received a closure certificate from the applicable governmental authorities (in form reasonably satisfactory to Landlord) solely with respect to the removal of the nitrogen tank of Tenant and any Hazardous Materials which may have emanated from such tank, then Landlord may require Tenant to hold over possession of the Premises until such closure certificate is obtained. Any such holdover by Tenant will be with Landlord’s consent and will not be terminable by Tenant in any event or circumstance.

28. Financial Statements

If Tenant is not a publicly traded corporation, Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) within ten (10) days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease. If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant and any permitted Transferee, as applicable.

29. General Provisions

29.1 Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2 Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3 Recordation: Tenant shall not record this Lease or a short form memorandum hereof.

29.4 Landlord Exculpation: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord’s interest in the Building for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

29.5 Severability and Governing Law: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect. This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California.

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29.6 Attorneys’ Fees: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing therein for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of any judgment recovered by the prevailing party.

29.7 Entire Agreement: It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents. This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto. All negotiations and oral agreements have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8 Warranty of Authority: Each party represents and warrants that (i) each person signing on its behalf is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

29.9 Notices: All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, delivered by a nationally recognized same-day or overnight courier (e.g. FedEx or UPS) or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.9, upon the first (1st) business day after delivery to a nationally recognized courier, or upon the date personal delivery is made.

29.10 Joint and Several; Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11 Confidentiality: Except to the extent that Tenant, as a publicly traded company, is required by applicable law to disclose the contents of this Lease, Tenant acknowledges that the contents of this Lease and any related documents are confidential information, and Tenant shall keep and maintain such information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants.

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29.12 Landlord Renovations: Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, “Renovations”) portions of the Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, so long as Landlord shall uses commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises. Except to the extent caused by Landlord’s willful misconduct or gross negligence, Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.

29.13 Waiver of Jury Trial: The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, Building, Park or Project and/or any claim of injury, loss or damage.

29.14 Submission of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

30. Signs

All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord’s prior written approval, not to be unreasonably conditioned, withheld or delayed, and (ii), and in compliance with, all applicable Laws (including, without limitation, the laws of the City of San Jose), Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria (“Sign Criteria”) as same may exist from time to time. Landlord’s Sign Criteria is set forth in Exhibit G hereto. Tenant shall be solely responsible for any costs related to any signs and graphics and shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises and all other affected portions of the Project. Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or other portions of the Project be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.

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31. Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights or materially increase Tenant’s obligations hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Premises.

32. Warranties of Tenant

Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto, except as expressly otherwise provided in this Lease. Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth in this Lease and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33. Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease. Landlord shall pay the commission due to Broker consistent with Landlord’s commission agreement with Broker.

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34. Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in default beyond any applicable cure period under this Lease, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and Common Areas during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and Common Areas. The foregoing covenant is in lieu of any other covenant express or implied.

35. Cubicles

Landlord and Tenant acknowledge and agree that, (i) Landlord shall purchase a minimum of seventy-three (73) cubicles but a maximum of eighty-two (82) cubicles of comparable quality to those cubicles of Landlord situated in the Building within the Park located at 110 Baytech Drive, and otherwise of a type, and produced by a manufacturer, reasonably satisfactory to Landlord and Tenant (“Cubicles”), (ii) the Cubicles shall be configured in the manner described in the Final Space Plan (as defined in Exhibit B), (iii) the Cubicles shall be installed by Landlord and shall be wired for three (3) data lines (CAT – 5), and electrical service, and one (1) chair per Cubicle (together with the Cubicles, the foregoing are collectively, “Cubicles and Equipment”), (iv) the cost of the purchase, transport and installation of the Cubicles and Equipment shall be deducted from the Tenant Improvement Allowance, (v) during the Term of this Lease, Landlord shall lease, as owner, to Tenant, as lessee, at no additional cost or expense, all of the Cubicles and Equipment, (vi) such leasing is on an “AS-IS, WITH ALL FAULTS” basis and subject to all of the terms of this Lease (including, without limitation, Article 10, of this Lease), without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose, (vii) at the expiration or earlier termination of this Lease, the Cubicles and Equipment shall be returned and surrendered to Landlord in the same or substantially similar condition and repair as when delivered to Tenant, reasonable wear and tear and damage by Landlord excepted, (viii) Tenant shall be obligated to repair, maintain and insure the Cubicles and Equipment, (ix) Tenant shall not have the right or ability to (a) remove or materially modify the Cubicles and Equipment or (b) assign or sublet any of the Cubicles and Equipment except in conjunction with this Lease and the Premises and (x) Tenant shall pay any taxes, assessments and insurance premiums attributable to the Cubicles and Equipment.

///signatures on next page///

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///continued from previous page///

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

Landlord:

LEGACY PARTNERS I SAN JOSE, LLC,

a Delaware limited liability company,

Owner

By:	LEGACY PARTNERS COMMERCIAL, L.P., a California limited partnership, as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC., General Partner

		By:	/s/ Barry DiRaimondo
Barry DiRaimondo
		Its:	President

Date:

Tenant:

Endwave Corporation,

a Delaware corporation

By:	/s/ Brett W. Wallace
(Name)

Its:	Chief Financial Officer
(Title)

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By:	/s/ Curtis Sacks
(Name)
Its:	V.P. Finance

(Title)

Date:	June 8, 2006

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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Exhibit A

Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated May 24, 2006 (the “Lease”), by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Project:

Exhibit A, Page 1

Exhibit B

Tenant Improvements

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain Lease Agreement dated May 24, 2006 (the “Lease”), by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”). The terms, conditions and provisions of this Exhibit B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Tenant Improvements. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements (“Tenant Improvements”) in the Building of which the Premises are a part in accordance with the Final Drawings (defined below) and pursuant to the terms of this Exhibit B.

2. Definition. “Tenant Improvements” as used in this Lease shall include only (i) those interior portions of the Building which are described below (and shall expressly exclude the approval by any applicable governmental authority of the nitrogen tank of Tenant and the installation thereof) and (ii) the Cubicles and Equipment (as defined and described in Section 35 of the Lease). Except with respect to the Cubicles and Equipment, “Tenant Improvements” shall specifically not include (a) any alterations, additions or improvements installed or constructed by Tenant, and any of Tenant’s trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, “Personal Property”) or (b) the Nitrogen Tank (defined below). The Tenant Improvements shall include any and all interior improvements to be made to the Premises as specified in the Final Drawings (defined below), as specified and agreed to by Tenant and Landlord. Tenant shall be fully responsible for the planning, permits, approvals and installation of Tenant’s nitrogen tank and all associated piping and mechanical and other work and equipment associated with such installation (collectively, “Nitrogen Tank”); provided, Landlord acknowledges that Landlord has agreed, to provide Landlord’s approval merely as an accommodation to Tenant, to submit Tenant’s application for a permit to install the nitrogen tank.

3. Tenant’s Initial Plans; the Work. Tenant desires Landlord to perform certain Tenant Improvements in the Premises in substantial accordance with the plan(s) or scope of work (collectively, the “Initial Plans”) prepared by Legacy Partners CDS, dated March 10, 2006, a copy of which is attached hereto as Schedule 1, and made a part hereof. Such work, as shown in the Initial Plans and as more fully detailed in the Final Drawings (as defined and described in Section 4 below), shall be hereinafter referred to as the “Work”. Not later than ten (10) days following the Lease Date, Tenant and/or Tenant’s Representatives shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers, as applicable, to prepare mechanical, electrical and plumbing plans and to prepare the Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any. All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (hereafter defined in Section 11 below) because, in Landlord’s reasonable opinion, the work as described in any such item, or any Change Request, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Park; (c) would increase the cost of operating the Building or the Park; (d) would violate any applicable governmental, administrative body’s or agencies’ laws, rules, regulations, ordinances, codes or similar requirements (or interpretations thereof); (e) contains or uses Hazardous Materials; (f) would adversely affect the appearance of the Building or the Park;

Exhibit B, Page 1

(g) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises; (h) is prohibited by any ground lease affecting the Building, the Lot and/or the Park, any Recorded Matters or any mortgage, trust deed or other instrument encumbering the Building, the Lot and/or the Park; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum, in accordance with Landlord’s Building Standards (defined below), or (k) would increase the Tenant Improvement Costs (defined in Section 9 below) by more than twenty-five percent (25%) from the cost originally estimated and anticipated by the parties (provided, Landlord shall not unreasonably withhold its consent to such increase in Tenant Improvement Costs so long as (i) the scope of work related to those Tenant Improvements which are not generic lab improvements (as described in Section 8 below) is unchanged from the scope of work for such lab improvements shown in the Initial Plans and (ii) Tenant pays Landlord, within two (2) business days following written demand by Landlord, all Tenant Improvement Costs which Landlord estimates may be incurred in excess of an amount equal to one hundred twenty-five percent (125%) of the Tenant Improvement Costs originally estimated and anticipated by the parties). The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. N either the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor Landlord’s performance, supervision or monitoring of the Work shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Work and the Final Drawings are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises.

4. Final Drawings. If necessary for the performance of the Work and to the extent not already included as part of the Initial Plans attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the “Final Drawings”) based on and consistent with the Initial Plans and the other plans, specifications, drawings, finish details or other information furnished by Tenant or Tenant’s Representatives to Landlord and approved by Landlord pursuant to Section 3 above. Tenant shall cooperate diligently with Landlord and Landlord’s architect, engineer and other representatives and Tenant shall furnish within five (5) days after any request therefor, all information required by Landlord or Landlord’s architect, engineer or other representatives for completion of the Final Drawings. So long as the Final Drawings are substantially consistent with the Initial Plans, Tenant shall approve the Final Drawings within three (3) business days after receipt of same from Landlord. Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings. A true and complete copy of the approved and initialed Final Drawings shall be attached to the Lease as Exhibit B-1 and shall be made a part thereof. Tenant’s failure to approve or disapprove such Final Drawings within the foregoing three (3) business day time period, shall be conclusively deemed to be approval of same by Tenant. If Tenant reasonably disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned three (3) business day period, deliver to Landlord written notice of its disapproval and Tenant shall specify in such written notice, in sufficient detail as Landlord may reasonably require, the matters disapproved, the reasons for such disapproval, and the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially conform to the Initial Plans. Any additional costs associated with such requested changes or revisions shall be paid for solely by Tenant, as the Excess Tenant Improvement Costs (defined in Section 10 below), in cash upon written demand therefor by Landlord. Any changes or revisions requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed subject to the provisions of Section 3 above. If Landlord approves such requested changes or revisions, Landlord shall cause the Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Final Drawings as revised and attach a true and complete copy thereof to the Lease as Exhibit B-1. Landlord and Tenant hereby covenant to each other to cooperate with each other and to act reasonably in the preparation and approval of the Final Drawings.

Exhibit B, Page 2

5. Performance of Work. As soon as practicable after Tenant and Landlord initial and attach to the Lease as Exhibit B-1 a true and complete copy of the Final Drawings, Landlord’s general contractor, Legacy Partners CDS (the “General Contractor”), shall submit the Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for the necessary approvals and building permits. Subject to the satisfaction of all conditions precedent and subsequent to its obligations under this Exhibit B, and further subject to the provisions of Section 10 hereof, as soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, Landlord will put the Final Drawings out for bid to three (3) licensed, bonded and insured subcontractors for each major trade with the exception of mechanical, electrical and fire alarm, all of which shall be designbuild with Clinton Heating & Air Conditioning, Trinity Associates, Inc. and RTS, respectively. Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Final Drawings) building standard materials, quantities and procedures then in use by Landlord (“Building Standards”), which current standards are set forth in Schedule 2 attached hereto and made a part hereof.

6. Substantial Completion. Landlord shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Final Drawings by the Commencement Date of the Lease as set forth in Section 2 of the Lease (the “Completion Date”), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work, moratoriums, governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors, (d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as “Force Majeure Delays”), or (e) any Tenant Delays (defined in Section 7 below). Landlord agrees that the Tenant Improvements shall be constructed (i) in accordance with all Laws, (ii) in accordance with the Final Drawings and (iii) in a good and workmanlike manner. The Tenant Improvements shall be deemed “Substantially Complete” on the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, final or temporary certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), or the date on which Tenant first takes occupancy of the Premises, whichever first occurs (“Substantial Completion”, or “Substantially Completed, or “Substantially Complete”) and any failure of Tenant to obtain any necessary governmental approvals for installation of Tenant’s nitrogen tank and any failure of Tenant to install the nitrogen tank shall not affect the date of Substantial Completion of the Tenant Improvements, the commencement of the Term or Tenant’s obligation to commence payment of Rent. If the Work is not deemed to be Substantially Completed on or before the scheduled Completion Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Work as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, (iii) Landlord shall not be deemed to be in breach or default of the Lease or this Exhibit B as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) except in the event of any Tenant Delays, which will not affect the Commencement Date but will extend the Completion Date without any penalty or liability to Landlord, and notwithstanding anything to the contrary contained in the Lease, the Commencement Date and the Expiration Date of the term of the Lease (as defined in Section 2 of the Lease) shall be extended commensurately by the amount of time attributable to such Force Majeure Delays, and Landlord and Tenant shall execute a written amendment to the Lease evidencing such extensions of time, substantially in the form of Exhibit F to the Lease. Subject to the provisions of Section 10.2 of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, unless Landlord, in writing, indicates otherwise to Tenant.

Exhibit B, Page 3

7. Tenant Delays. There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease (as otherwise permissibly extended in accordance with the provisions of Section 6 above) if the Work has not been Substantially Completed by the scheduled Commencement Date due to any delay attributable to Tenant and/or Tenant’s Representatives (collectively, “Tenant Delays”), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Work and/or the Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Sections 3 and 4 above; (c) the failure of Tenant to comply with the requirements of Section 10 below; (d) Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant’s use or Tenant’s specialized tenant improvements; (f) the performance of any additional work pursuant to a Change Request (defined below in Section 11) which is requested by Tenant; (g) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work; or (h) any and all delays caused by or arising from acts or omissions of Tenant and/or Tenant’s Representatives, in any manner whatsoever, including, but not limited to, any and all revisions to the Final Drawings, unless required to address an error made by Landlord or Landlord’s contractor. Any delays in the construction of the Tenant Improvements due to any of the events described above, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease. It is the intention of the parties that all of such delays will be considered Tenant Delays for which Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.

8. Tenant Improvement Allowance. Landlord and Tenant hereby acknowledge and agree that the Tenant Improvement Costs (defined in Section 9 below) for the Tenant Improvements, based upon the Initial Plans approved by Landlord and Tenant in accordance with the provisions of Section 4 above, are estimated to be approximately One Million Eleven Thousand Two Hundred Ninety and 00/100 ($1,011,290) (the “Estimated TI Costs”), as more particularly summarized in the Bid Summary attached hereto as Schedule 3. If the actual Tenant Improvement Costs varies from this estimate by more than twenty-five percent (25%), then Landlord may require any of the following, in its sole discretion: (a) except as otherwise provided in Section 3(k) above, changes be made to the Final Drawings to reduce the cost of the Tenant Improvements and Landlord may refuse to sign any construction contract or Change Orders to the construction contract, as the case may be, until such changes are made to the sole satisfaction of Landlord; (b) Tenant to deposit into a separate escrow account cash in an amount equal to the Excess Tenant Improvement Costs (defined in Section 10 below) or Tenant to pay Landlord the amounts set forth in Section 3(k) above, or any combination thereof as directed by Landlord; (c) Tenant to provide to Landlord evidence satisfactory to Landlord, in its sole discretion, that Tenant has adequate financial resources to pay for the Excess Tenant Improvement Costs, as solely determined by Landlord; and/or (d) Tenant to pay all of the Excess Tenant Improvement Costs before Landlord’s contribution of the Tenant Improvement Allowance (defined in Section 10 below) or Tenant to pay Landlord the amounts set forth in Section 3(k) above, or any combination thereof as directed by Landlord. Subject to the foregoing, Landlord shall provide an allowance for the planning and construction of the Tenant Improvements for the Work to be performed in the Premises, as described in the Initial Plans and the Final Drawings, in the amount of Seven Hundred Twenty-One Thousand Seven Hundred Ten and 00/100 Dollars ($721,710.00) (the “Tenant Improvement Allowance”) based upon an allowance of Twenty-Two and 00/100 Dollars ($22.00) per rentable square foot for 32,805 square feet of the Premises which is to be improved, as described in the Initial Plans and the Final Drawings; provided, however, a portion of the Tenant Improvement Allowance up to Eight and 00/100 ($8.00) per rentable square foot of the Premises (or a total of up to Two Hundred Sixty-Two Thousand Four Hundred Forty and 00/100 Dollars ($262,440.00) may be used by Tenant toward the costs of purchasing, transporting and installing the Cubicles and Equipment, provided, however, that Landlord shall purchase not less than seventy-three (73) Cubicles as provided in Section 35 of the Lease. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs. The Tenant Improvement Allowance shall only be used for generic

Exhibit B, Page 4

office non-specific to Tenant’s Permitted Uses, and generic lab improvements, and the Cubicles and Equipment (for purposes of this Section 8, the term “generic lab improvements” means Building Standard finishes (for walls, floors, ceilings, doors, windows, etc.), Building Standard lighting, Building Standard convenience electrical, standard HVAC capacity and distribution for open office area and excludes all plumbing, piping or other mechanical work). The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 10 below.

9. Tenant Improvement Costs. The term “Tenant Improvement Costs”) shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:

(a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans and the Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

(b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of San Jose, California, and other applicable jurisdictions;

(c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the General Contractor’s fee (in an amount equal to fifteen percent (15%) of Tenant Improvement Costs for the General Contractor’s overhead, profit and general conditions), the cost of all on-site supervision, administrative staff, office expenses, equipment and temporary services rendered by Landlord’s consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work (there will be no construction management fee payable to Landlord);

(e) All fees payable to the General Contractor, architect and Landlord’s engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s approval of the Final Drawings; and

(f) As set forth in Section 35 of the Lease, all costs of purchasing, transporting and installing the Cubicles and Equipment.

10. Excess Tenant Improvement Costs. Prior to commencing the Work, Landlord shall submit to Tenant a written statement of the actual Tenant Improvement Costs (the “Actual TI Costs”) (which shall include the amount of any overtime projected as necessary to Substantially Complete the Work by the Completion Date) as then known by Landlord, and such statement shall indicate the amount, if any, by which the Actual TI Costs exceeds the Tenant Improvement Allowance (the “Excess Tenant Improvement Costs”). The term “Excess Tenant Improvement Costs” shall also include the costs related to any and all Change Orders. Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work. Tenant shall faithfully pay all of the Excess Tenant Improvement Costs to Landlord in the following described manner. A portion of the Excess Tenant Improvement Costs up to a maximum amount of Forty Nine Thousand Two Hundred Seven and 50/100 Dollars ($49,207.50) shall be amortized over the initial term of the Lease at a fixed interest rate of eleven percent (11%) per annum and such amortized amount (together with interest charges thereon) shall be paid by Tenant with, and as part of, the Rent for the Premises in accordance with the provisions and requirements of Section 3 of the Lease (the “Amortized Excess TI Costs”). Except as set forth in Section 3(k) above, the portion of the Excess Tenant Improvement Costs in excess of the principal amount of the Amortized Excess TI Costs shall be paid by Tenant, in cash, to Landlord within ten (10) days of Landlord’s delivery to Tenant of a written demand therefor together with a

Exhibit B, Page 5

reconciliation of such costs. Within two (2) weeks after the Tenant Improvements have been Substantially Completed and the actual Tenant Improvement Costs are known, the parties shall execute and deliver a written amendment to the Lease, in the form acceptable to the parties, wherein there shall be specified, inter alia, the amount of the Base Rent payable by Tenant during the initial term of the Lease after taking into account the amount of the Amortized Excess TI Costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Section 10. If Tenant fails to remit the sums so demanded by Landlord pursuant to Section 8 above and this Section 10 within the time periods required, Landlord may, at its option, following the expiration of any applicable notice and cure periods, declare Tenant in default under the Lease.

11. Change Requests. No changes or revisions to the approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the approved Final Drawings and/or for any work other than the Work described in the approved Final Drawings (“Change Requests”) and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant’s sole cost and expense, subject, however, to the following provisions of this Section 11. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor (“Change Order”) in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such Change Order and shall pay the entire cost of such additional work in the following described manner. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as and with any Excess Tenant Improvement Costs as set forth in Section 10 above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include, without limitation, any architectural or design fees, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord’s consultants, and the General Contractor’s price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the Final Drawings.

12. Termination. If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred eighty (180) days from the date the Lease is signed by Tenant, despite using its commercially reasonable efforts to do so. From and after the date on which the Lease is terminated, Tenant and Landlord shall have no further rights, obligations or claims with respect to each other arising from the Lease, except for those obligations of Tenant under the Lease which expressly survive and continue after the termination or expiration of the Lease.

Exhibit B, Page 6

13. Tenant Access. Landlord, in Landlord’s reasonable discretion and upon receipt of a written request from Tenant, may grant Tenant a license to have access to the Premises prior to the Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant’s use and (the “Tenant’s Pre-Occupancy Work”). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a) Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the “Access Notice”). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant’s Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant’s Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant’s Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant’s Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant’s Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant’s lien-free completion of Tenant’s Pre-Occupancy Work.

(b) Such pre-term access by Tenant and Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to scheduling by Landlord.

(c) Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s agents or representatives in performing the Work and any additional work pursuant to approved Change Orders, Landlord’s work in other areas of the Building or the Park, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours’ prior written notice to Tenant.

(d) Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord’s standard rates then in effect.

14. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit B, Page 7

Schedule 1

Initial Plans

Exhibit B, Page 8

Schedule 2

Building Standards

Outline Specification for

Legacy Baytech Park

OFFICE AREA

Demising Partition and Corridor Walls:

Note: One hr. rated walls where required based on occupancy group.

A.	6” 20-gage metal studs at 24” O.C. (or as required by code based on roof height) framed full height from finish floor to surface above.

B.	One (1) layer 5/8” drywall Type “X” both sides of wall, fire taped only.

Interior Partitions:

A.	3 5/8” 20-gage metal studs at 24” O.C. to bottom of T-Bar ceiling grid approximately 9’ 0” high.

B.	One (1) layer 5/8” drywall both sides of wall, skip trowel textured ready for paint.

C.	3 5/8” metal studs including all lateral bracing as required by code.

Perimeter Drywall (At Office Areas):

A.	3 5/8” metal studs @ 24” O.C. to 12’ 0” above finished floor. (or as required by Title-24 for full height envelope then use demising wall spec.)

B.	One (1) layer 5/8” Type “X” drywall taped and ready for paint.

Column Furring:

A.	Furring channel all sides of 2 1/2” metal studs per details.

B.	One (1) layer 5/8” drywall taped skip trowel textured and ready for paint.

C.	Columns within walls shall be furred-out.

Exhibit B, Page 9

Acoustical Ceilings:

Note: Gyp. Bd. ceiling at all restrooms Typ.

A.	2’ x 4’ standard white T-Bar grid system as manufactured by USG: Donn DX24, standard ‘T’ 9/16” with M7 wall molding.

B.	2’ x 4’ Radar Millenia clima plus by USG Interiors, white color w/ FLB edge

Painting:

A.	Sheetrock walls within office to receive two (2) coats of interior latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color. Kelly-Moore: Western Acoustic #47.

B.	Semi-gloss paint all restrooms and lunch rooms.

Window Covering:

A.	1” aluminum mini-blinds as manufactured by Levelor, Bali or equal, color to be selected by Legacy Partners Commercial, Inc. (brushed aluminum or white).

B.	Blinds to be sized to fit window module.

VCT:

A.	VCT to be 1/8” x 12” x 12” as manufactured by Armstrong -Excelon Series or equal.

B.	Slabs shall be water proofed per manufacturer recommendations, at sheet vinyl or VCT areas.

Light Fixtures:

A.	2” x 4” T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with 18 cell parabolic lens as manufactured by Lithonia or equal. (Approximately 50 F.C.)

Light Switches:

A.	Switching as required by Title 24.

B.	Switch assembly to be Levinton or equal, color — White

Exhibit B, Page 10

Electrical Outlet:

A.	110V duplex outlet in demising or interior partitions only, as manufactured by Leviton or equal, color to be White.

B.	Maximum eight (8) outlets per circuit, spacing to meet code or minimum 2 per office, conference room, reception and 2 dedicated over cabinet at lunch room junction boxes above ceiling for large open area with furniture partitions.

C.	Transformers to be a minimum of 20% over required capacity.

D.	Contractors to inspect electric room and to include all necessary metering cost.

E.	No aluminum wiring is acceptable.

Telephone/Data Outlet:

A.	One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office.

B.	Cover plate for phone outlets by telephone/data vendors.

Fire Sprinklers:

As required by fire codes.

Topset Base:

A.	4” rubber base as manufactured by Burke or equal, standard colors only. Johnsonite, 4” cove, 01-Snow White

B.	4” rubber base at VCT areas.

Toilet Areas:

Wet walls to receive Duraboard or Wonder Board and ceramic tile up to 48”. Floors to receive ceramic tile with self coved base as required by code.

Carpet:

Note any of the following carpets are acceptable

Exhibit B, Page 11

Shaw Industries “Supply & Demand”, “Total Concepts”; or “ Convergence”.

Wood Doors:

Shall be 3’ 0” × 9’ 0” × 1 3/4” (unless otherwise specified) solid core, pre finished clear maple at lobbies—flat cut / plain sliced, book matched veneer, clear sealer finish and paint grade doors at interior to match existing.

Door Frames:

Shall be ACI or equal, 3 3/4” or 4 7/8” throat, brushed, standard aluminum, snap-on trim.

Hardware:

1 1/2 pr. butts F179 Stanley, Latchset D10S Sparta Schlage, Lockset D53PD Sparta Schlage, Dome Type floor stop Gylnn Johnson FB13, Closer 4110LCN (where required) brushed chrome.

Insulation:

By Title 24 insulation.

Plumbing:

A.	Shall comply with all local codes and handicapped code requirements. Fixtures shall be either “American Standard”, “Kohler” or “Norris”. All toilet accessories and grab bars shall be “Bobrick” or equal and approved by owner.

B.	Plumbing bid shall include 5 gallon minimum hot water heater, or insta hot with mixer valve including all connections.

Toilet Partitions:

Shall be as manufactured by Fiat, global or equal if approved by owner. Color to be white or gray.

HVAC:

HVAC units per specifications.

Five (5) year warranty provided on all HVAC compressor units. All penetrations including curbs and sleepers to be hot moped to Legacy Partners Commercial, Inc. standard.

Exhibit B, Page 12

Schedule 3

Bid Summary

[To be provided]

Exhibit B, Page 13

Exhibit C

Rules & Regulations

This exhibit, entitled “Rules & Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement dated for reference purposes as of May 24, 2006 (the “Lease”), by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1. Subject to Section 30 of the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without Notice and at Tenant’s expense.

2. Tenant shall park motor vehicles in those general parking areas, as designated by Landlord, except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with (i) traffic flow within the Project and (ii) loading and unloading activities of other tenants. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5. Subject to Section 27 of the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials in or around the Premises, the Building or any portion of the Project.

6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

7. Tenant shall not disturb, solicit or canvas any occupant of the Project and shall cooperate to prevent same.

8. No person shall go on the roof without Landlord’s permission.

9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10. All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight. Tenant shall not store or permit the storage or placement of goods, merchandise, pallet or equipment of any sort outside of the Premises, Building or in any of the Common Areas. No displays or sales of merchandise are allowed in the parking lots or other portions of the Common Areas.

Exhibit C, Page 1

11. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles and stored behind screened enclosures at locations approved by Landlord.

14. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in the Premises, Building, Common Areas or Project.

15. Tenant shall not permit (i) any motor vehicles to be washed in any portion of the Premises or Common Areas, and (ii) any mechanical work or maintenance of motor vehicles to be performed in any portion of the Premises or Common Areas.

Exhibit C, Page 2

Exhibit E

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

LEGACY PARTNERS I

SAN JOSE, LLC, a

Delaware limited

liability company

c/o Legacy Partners

Commercial, Inc.

4000 East Third Avenue,

Suite 600

Foster City, California

94404-4805

Attn: Senior Vice

President, Regional

Manager

Phone: (650) 571-2200

Name of (Prospective) Tenant:	Endwave Corporation, a Delaware corporation

Mailing Address:

Contact Person, Title and Telephone Number(s):

Exhibit E, Page1

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises	130 Baytech Drive San Jose, California 95134-2302

Length of (Prospective) Initial Term:

1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.	Use, Storage and Disposal of Hazardous Materials

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes [ ]	No [ ]

Chemical Products	Yes [ ]	No [ ]

Other	Yes [ ]	No [ ]

If Yes is marked, please explain:

Exhibit E, Page 2

2.2	If “Yes” is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	Storage Tanks and Sumps

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [    ]        No [    ]

If yes, please explain:

Exhibit E, Page 3

4.	Waste Management

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes [    ]        No [    ]

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes [    ]        No [    ]

If yes, attach a copy of the most recent report filed.

5.	Wastewater Treatment and Discharge

5.1	Will your company discharge wastewater or other wastes to:

                     storm drain?                      sewer?

                     surface water?                      no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

Exhibit E, Page 4

5.2	Will any such wastewater or waste be treated before discharge?

Yes [    ]        No [    ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

6.	Air Discharges

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [    ]        No [    ]

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Exhibit E, Page 5

             Spray booth(s)              Incinerator(s)

             Dip tank(s)                     Other (Please describe)

             Drying oven(s)              No Equipment Requiring Air Permits

If yes, please describe:

7.	Hazardous Materials Disclosures

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [    ]        No [    ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [    ]        No [    ]

If yes, please explain:

Exhibit E, Page 6

8.	Enforcement Actions and Complaints

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [    ]        No [    ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [    ]        No [    ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

Exhibit E, Page 7

8.3	Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes [    ]        No [    ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	Permits and Licenses

9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of

Exhibit E, Page 8

such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

(Prospective) Tenant:

By:

Title:

Date:

Exhibit E, Page 9

Exhibit F

First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of             , 20     by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated May 24, 2006 (the “Lease”), for the leasing of certain premises containing approximately 32,805 rentable square feet of space located at 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”) as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. Commencement Date: The Commencement Date of the Lease shall be         .

3. Expiration Date: The last day of the Term of the Lease (the “Expiration Date”) shall be         .

4. Base Rent: The dates on which the Base Rent will be adjusted are:

for the period              to             , the monthly Base Rent shall be $        ;

for the period              to             , the monthly Base Rent shall be $        ;

for the period              to             , the monthly Base Rent shall be $        ; and

for the period              to             , the monthly Base Rent shall be $        .

5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Exhibit F, Page 1

Landlord:				Tenant:

LEGACY PARTNERS I SAN JOSE, LLC,				Endwave Corporation,

a Delaware limited liability company, Owner				a Delaware corporation

By:	LEGACY PARTNERS COMMERCIAL, L.P.,			By:

	a California limited partnership,				(Name)

	as Property Manager and Agent for Owner			Its:

(Title)

	By:	LEGACY PARTNERS COMMERCIAL, INC.,

General Partner

		By:		By:

			Debra Smith		(Name)

		Its:	Executive Vice President	Its:

(Title)

Exhibit F, Page 2

Exhibit G

Sign Criteria

Building	Directory Monuments (2)

• Illuminated or non-illuminated letters and logo.	• Surface applied matte black vinyl lettering.

• Tenant choice of typeface, logo and colors.	• Tenant choice of typeface and logo to fit within a defined area on directory panel.

• Channel letters and/or logo attached on a raceway on building wall.

• Building signs require a separate permit through the City of San Jose.

Sizes within defined areas as follows:

110 Baytech

•        15’x2’ (maximum 30 sf area) on building within defined area.

130 Baytech

•        15’x2’ (maximum 30 sf area) on building within defined area.

•        20’x2.5’ (maximum 50 sf area) on east or west exterior of building.

Exhibit G, Page 1

Shipping & Receiving Door	Glass Entrance

• Surface applied matte black vinyl lettering on 24” x 18” white aluminum panel.	• Surface applied vinyl lettering.

• Text to include address and information about type of entrance.	• Tenant choice of typeface, logo and colors.

• Size approximately 5 sf to fit within a defined area on glass panel to left or right of main entrance.

All signage subject to the requirements of the Master Sign Program.

Exhibit G, Page 2

Exhibit H

Subordination, Non-Disturbance and Attornment Agreement

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Redwood Capital Finance Company, LLC

1960 East Grand Avenue, Suite 400

El Segundo, California 90245

Attention: William R. Lindsay

Space above this line for Recorder’s use.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of             , 2006, by and between REDWOOD CAPITAL FINANCE COMPANY, LLC a Delaware limited liability company (“Lender”), and Endwave Corporation, a Delaware corporation (“Tenant”).

RECITALS:

A. Pursuant to the Loan Agreement (as defined below), Lender has made, or has agreed to make, a loan (“Loan”) to the owner of the Property, Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Borrower”), evidenced by, among other things, a promissory note executed, or to be executed, by Borrower in favor of Lender in the principal amount of the Loan (as amended from time to time, the “Note”).

B. The Note and certain other obligations of Borrower under the Loan are, or will be, secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed, to be executed, by Borrower in favor of Lender (as amended from time to time, the “Deed of Trust”). The Deed of Trust, is to be recorded or on or about the date of recordation of this Agreement and encumbers Borrower’s interest in certain real property situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described on Exhibit A attached hereto (the “Property”). In connection with the Loan, Borrower and Lender have executed a Loan Agreement (“Loan Agreement”), and Borrower has executed the other documents and instruments which, together with the Loan Agreement, are described in the Loan Agreement as the “Loan Documents.”

C. Pursuant to that certain Lease, dated May 24, 2006, Tenant leases the portion of the Property known as 130 Baytech Drive, San Jose, California (“Premises”).

D. As a condition to making the Loan, Lender requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof, subject to the terms and conditions of this Agreement, and agree to attorn to Lender as provided below. Tenant is willing to provide such subordination and attornment on the terms and conditions contained in this Agreement. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings as in the Lease.

Exhibit H, Page 1

NOW, THEREFORE, for valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. Tenant hereby agrees in favor of Lender:

(a) The rights, interests, lien and charge of Lender under the Deed of Trust and the other Loan Documents, and all modifications, extensions, renewals or replacements thereof, as to the Note and all other obligations now or hereafter secured thereby, including any additional advances thereunder, and all modifications, extensions, renewals or replacements thereof, shall unconditionally and at all times be and remain prior and superior with respect to the Property to the rights, interests, lien and charge of Tenant under the Lease, and all modifications, extensions, renewals or replacements thereof. Notwithstanding the foregoing subordination as to any subsequent modifications, renewals, extensions or replacements of the Deed of Trust, the Note, the other Loan Documents or the other obligations secured thereby, including any additional advances thereunder, Tenant agrees to execute, acknowledge and deliver to Lender from time to time such further subordination and/or other agreements as Lender may request in order to confirm the continuing priority and superiority of the Deed of Trust and the other Loan Documents over the Lease;

(b) Lender would not make the Loan without this agreement to subordinate;

(c) This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages;

(d) Lender, in making disbursements pursuant to the Note, the Deed of Trust or the Loan Agreements, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

(e) Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination.

2. NONDISTURBANCE. Lender will not join Tenant as a party in any Foreclosure (defined below) unless the joinder is necessary or desirable to pursue Lender’s remedies under the Deed of Trust, and provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s possession of the Premises. In the event of a Foreclosure, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect, and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at

Exhibit H, Page 2

Lender’s option, the Lease shall be terminated by reason of the Foreclosure and Lender shall have no obligation to Tenant under the Lease. As used in this Agreement, “Foreclosure” means any nonjudicial or judicial foreclosure of the Deed of Trust, or any deed or other transfer in lieu thereof.

3. ATTORNMENT. In the event of a transfer of Borrower’s interest in the Property to a Purchaser (as defined below), the Lease shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that the Purchaser shall not be:

(a) Liable for any act or omission of any Prior Landlord (as defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord;

(b) Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

(c) Bound by any amendment to the Lease made without the prior written consent of Lender;

(d) Liable for obligations under the Lease, the cost of which exceed the value of its interest in the Property, or for obligations which first accrue after Purchaser has sold or otherwise transferred its interest in the Property;

(e) Obligated to install, construct or pay for any tenant or other improvements or alterations to or on the Premises or Property; bound to restore the Premises or Property after a casualty for a cost in excess of any insurance proceeds received by Lender with respect to such casualty; or bound to restore the Premises or Property after a taking in condemnation for a cost in excess of the portion of any condemnation award made specifically for that purpose; bound by any restriction on competition beyond the Property;

(f) Bound by any notice of termination, cancellation or surrender of the Lease made without the prior written consent of Lender;

(g) Bound by any option to purchase, right of first offer to purchase or right of first refusal to purchase with respect to the Property or any portion thereof;

(h) Liable for the breach of any representation or warranty made by Prior Landlord in the Lease; or

(i) Liable for any indemnity obligation of Prior Landlord contained in the Lease, except with respect to the Purchaser’s acts or omissions.

This attornment shall be immediately effective and self-operative, without the execution of any further instrument, upon Purchaser’s acquisition of Borrower’s interest in the Property. As used in this Agreement, “Purchaser” means any transferee, including Lender, of Borrower’s interest in the Property pursuant to a Foreclosure and the successors and assigns of such transferee, and “Prior Landlord” means any landlord, including Borrower, under the Lease prior in time to Purchaser.

4. NOTICE TO TENANT. After written notice is given to Tenant by Lender, that Borrower is in default under the Loan and that the rentals under the Lease are required to be paid to Lender pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Lender all rent and all other sums due Borrower under the Lease.

Exhibit H, Page 3

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide written notice to Lender of any default by Borrower under the Lease or any other act or omission by Borrower under the Lease which could give Tenant the right to terminate the Lease and/or abate or make a deduction from amounts payable by Tenant under the Lease, and Tenant agrees that no notice of termination of the Lease and no notice of abatement of or deduction from rent shall be effective unless Lender shall have received written notice of the default, act or omission giving rise to such termination, abatement or rent deduction and shall have failed to cure such default, act or omission within thirty (30) days after receipt of such notice to cure such default, act or omission or if such default, act or omission cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, act or omission to completion, including, without limitation, any action to obtain possession of the Property. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default, act or omission. Tenant shall give such notice to Lender at its address set forth below or at such other address as Lender shall specify from time to time.

6. NOTICES. Any notice or other communication required or permitted to be given pursuant to the provisions of this Agreement shall either be personally delivered, sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or sent by a nationally recognized private courier service, and shall be addressed to the parties as follows:

TENANT:

LENDER:	REDWOOD CAPITAL FINANCE COMPANY, LLC 1960 East Grand Avenue, Suite 400 El Segundo, California 90245 Attention: William R. Lindsay

Any such notice shall be effective upon delivery or attempted delivery.

7. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. If any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Each party represents and warrants to the other party that this Agreement is a valid and binding agreement of such party and the person(s) executing this Agreement on their behalf have the authority to do so.

Exhibit H, Page 4

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

REDWOOD CAPITAL FINANCE COMPANY, LLC, a Delaware limited liability company

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of         , 200    , by                     .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public My commission expires: TENANT: ENDWAVE CORPORATION, a Delaware corporation

By:

Name:

Title:

[ NOTARY ]

Exhibit H, Page 5

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

Exhibit H, Page 6

Addendum One

Option to Extend the Lease Term

This Addendum One (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated May 24, 2006 (the “Lease”), by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”), as more particularly described in Exhibit A to the Lease (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the initial term of the Lease for one (1) year (the “Extended Term”).

2. Tenant’s Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the “Option Notice”). If Landlord does not receive the Option Notice from Tenant on a date which is neither more than three hundred sixty (360) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3. Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for the highest and best use for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises, but excluding the value of any alterations in the Building paid for by Tenant. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Rate for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord

Addendum One, Page 1

and Tenant each shall bear one-half (  1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the Extended Term. The determination of the Fair Market Rental Rate by the third broker shall be binding upon Landlord and Tenant.

In no event shall the monthly Base Rent for any period of the Extended Term be less than the highest monthly Base Rent charged during the initial term of the Lease. Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to this Lease. Such amendment shall set forth the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4. Condition of Premises and Brokerage Commissions for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who otherwise claims a commission based on any act or statement of Tenant (“Tenant’s Broker”) in connection with the Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and any Affiliate of Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond any applicable cure period at any time during the initial term of the Lease, or is in default of any provision of the Lease beyond any applicable cure period on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises in a Transfer other than to an Affiliate of Tenant; and/or (3) there has occurred a material and adverse change in Tenant’s financial condition which would materially impair Tenant’s ability to satisfy its obligations under this Lease at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant or an Affiliate of Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

Addendum One, Page 2

Addendum Two

Letter of Credit

This LETTER OF CREDIT Addendum (“LC Addendum”) is made and entered into by and between Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), and is dated as of the date of the Lease Agreement (“Lease”) by and between Landlord and Tenant to which this LC Addendum is attached. The agreements set forth in this LC Addendum shall have the same force and effect as if set forth in the Lease. To the extent the terms of this LC Addendum are inconsistent with the terms of the Lease, the terms of this LC Addendum shall control.

1. Concurrently with Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit 1 and containing the terms required herein, payable in the County of Santa Clara, California, running in favor of Landlord issued by a solvent, nationally recognized bank with a long term rating of BBB or higher as rated by Moody’s Investors Service or Standard & Poor’s, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of Two Hundred Thirty Five Thousand Six Hundred Seventy One and 12/100 Dollars ($235,671.12) (the “Letter of Credit Amount”). The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Lease Commencement Date and continuing until the date (the “LC Expiration Date”) which is one hundred twenty (120) days after the Lease Expiration Date, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practice (1998 Revision) International Chamber of Commerce Publication #590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the “Bank”)) shall be acceptable to Landlord, in Landlord’s discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this LC Addendum at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

2. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

Addendum Two, Page 1

3. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) business days of receiving Landlord’s demand therefor, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this LC Addendum, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 18 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this LC Addendum, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this LC Addendum, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.

4. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of the occurrence of any default on the part of Tenant under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

5. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section

Addendum Two, Page 2

1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

6. Notwithstanding anything to the contrary contained in this LC Addendum, Tenant shall have the right to reduce the Letter of Credit Amount (“LC Reduction”) to One Hundred Seventeen Thousand Eight Hundred Thirty-Five and 56/100 Dollars ($117,835.56) (“Reduced LC Amount”), provided Tenant provides Landlord with documentation reasonably acceptable to Landlord that Tenant’s total revenue has reached a total of Sixty Million and 00/100 Dollars ($60,000,000) for the immediately prior four (4) consecutive calendar quarters. At any time after the occurrence of the LC Reduction, Tenant shall have the right, to be exercised by written notice to Landlord, to exchange the Letter of Credit in the Reduced LC Amount for cash in the amount of the Reduced LC Amount (“Exchange Portion”). Such Exchange Portion shall be added by Landlord to and become part of the Security Deposit except that such Exchange Portion shall be returned to Tenant in equal installments every six (6) months thereafter remaining in the Term following the date such Exchange Portion was added to the Security Deposit (for example, in the event the Exchange Portion was added to the Security Deposit] on the last day of the twenty-fourth (24th) month of the Term, then Landlord shall return the Exchange Portion to Tenant in six (6) equal monthly installments of Nineteen Thousand Six Hundred Thirty-Nine and 26/100 Dollars ($19,639.26) on the last day of each of the thirtieth (30th), thirty-sixth (36th), forty-second (42nd), forty-eighth (48th), fifty-fourth (54th) and sixtieth (60th) months of the Term). Tenant acknowledges and agrees that, in the event Tenant shall then be in default which shall not have been cured by Tenant or Tenant shall have been in material default at any time during the Term beyond any applicable notice and cure periods, Tenant shall have no right to (i) reduce the Letter of Credit to the Reduced LC Amount, (ii) exchange the Letter of Credit in the Reduced LC Amount for cash to be added to and become part of the Security Deposit, and/or (iii) a return of any of the Exchange Portion at any time. In the event Tenant does not elect to exchange the Letter of Credit as described above, Landlord shall continue to hold the Letter of Credit in the Reduced LC Amount pursuant to the terms of this LC Addendum.

Landlord:			Tenant:

LEGACY PARTNERS I SAN JOSE, LLC,			Endwave Corporation,

a Delaware limited liability company, Owner			a Delaware corporation

By:	LEGACY PARTNERS COMMERCIAL, L.P.,		By:

	a California limited partnership,			(Name)

	as Property Manager and Agent for Owner		Its:

(Title)

	By:	LEGACY PARTNERS COMMERCIAL, INC.,

General Partner

By:			By:

	Debra Smith			(Name)

Its:	Executive Vice President		Its:

(Title)

Addendum Two, Page 3

EXHIBIT 1 TO LC ADDENDUM

Contact Phones:

IRREVOCABLE STANDBY LETTER OF CREDIT

, 20	Our irrevocable standby Letter of Credit:

Beneficiary:	No.

Applicant:

LEGACY PARTNERS I SAN JOSE, LLC, c/o Legacy Partners Commercial, Inc.

4000 East Third Avenue, Suite 600	Amount: Exactly USD $235,671.12

Foster City, California 94404-4805	(Two hundred Thirty Five Thousand Six Hundred Seventy One and 12/100 Dollars)

Final Date of Expiration: [INSERT

DATE WHICH IS 120 DAYS AFTER LEASE

EXPIRATION DATE]

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No.          in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $        .

Addendum Two, Page 4

This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under                      [INSERT NAME OF BANK] Letter of Credit No.         ” and accompanied by the following:

1. Beneficiary’s signed certification purportedly signed by an authorized officer or agent stating:

(A) “ Beneficiary, as landlord, is now entitled to draw upon this Letter of Credit pursuant to the terms and conditions of that certain lease agreement dated May 24, 2006 for premises located at 130 Baytech Drive, San Jose, California 95134-2302”; or

(B) “The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit and Applicant has not delivered to Beneficiary at least thirty (30) days prior to the current expiration of this Letter of Credit a replacement Letter of Credit satisfactory to Beneficiary.”

2. The original of this Letter of Credit.

Special conditions:

Partial draws under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on                      [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE].

This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond                      [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.

This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to the Lease. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practice (1998 Revision), International Chamber Of Commerce Publication No. 590.

By:	Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

Addendum Two, Page 5

First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of September 11, 2006 by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated May 24, 2006 (the “Lease”), for the leasing of certain premises containing approximately 32,805 rentable square feet of space located at 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”) as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Commencement Date of the Lease and the Base Rent Schedule.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2 Commencement Date: The Commencement Date of the Lease shall be September 1, 2006.

3 Expiration Date: The last day of the Term of the Lease (the “Expiration Date”) shall be August 31, 2011.

4. Base Rent: The dates on which the Base Rent will be adjusted are:

for the period September 1, 2006 to August 31, 2007, the monthly Base Rent shall be $22,383.42;

for the period September 1, 2007 to August 31, 2008, the monthly Base Rent shall be $31,568.82;

for the period September 1, 2008 to August 31, 2009, the monthly Base Rent shall be 32,224.92;

for the period September 1, 2009 to August 31, 2010, the monthly Base Rent shall be $32,881.02; and

for the period September 1, 2010 to August 31, 2011, the monthly Base Rent shall be $33,537.12.

5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Landlord:				Tenant:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company, Owner				Endwave Corporation, a Delaware corporation

By:	LEGACY PARTNERS COMMERCIAL, L.P.,			By:
	a California limited partnership, as Property Manager and Agent for Owner				(Name)

	By:	LEGACY PARTNERS COMMERCIAL, INC.,		Its:
		General Partner			(Title)

		By:		By:
			Debra Smith		(Name)

		Its:	Executive Vice President
Its:
(Title)

Second Amendment to Lease Agreement

This Second Amendment to Lease Agreement (the “Second Amendment”) is made and entered into to be effective as of December 6, 2006 by and between LEGACY PARTNERS I SAN J0SE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated May 24, 2006 (the “Original Lease”), for the leasing of certain premises containing approximately 32,805 rentable square feet of space located at 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”) as such Premises are more fully described in the Lease, as amended by that certain First Amendment to Lease Agreement dated as of September 11, 2006 (the Original Lease as so amended, is hereinafter referred to as the “Lease”).

B. Pursuant to the terms of Section 6 of Addendum Two to the Lease, Tenant has requested the LC Reduction (as defined in the Lease) and Landlord has agreed to such LC Reduction. Landlord and Tenant now desire to amend the Lease to provide for the LC Reduction.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. Letter of Credit Reduction: Pursuant to Section 6 of Addendum Two to the Lease, Landlord and Tenant hereby acknowledge and agree that (i) the Letter of Credit shall be amended by reducing the Letter of Credit Amount to One Hundred Seventeen Thousand Eight Hundred Thirty Five and 56/100 Dollars ($117,836.56) and (ii) the amendment to the Letter of Credit (“LOC Amendment”) shall be in the form attached hereto and made a part hereof as Exhibit A. Tenant agrees to deliver the original LOC Amendment to Landlord concurrently with Tenant’s execution and delivery of this Second Amendment to Landlord.

3. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent with respect to this Second Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

4. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

5. Definitions: Unless otherwise defined in this Second Amendment, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Lease.

6. Authority: Subject to the provisions of the Lease, this Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

7. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

Landlord:				Tenant:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company, Owner				Endwave Corporation, a Delaware corporation

By:	LEGACY PARTNERS COMMERCIAL, L.P.,			By:	/s/ Brett W. Wallace
	a California limited partnership,				(Name)
	as Property Manager and Agent for Owner			Its:	CFO
(Title)

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

		By:	/s/ Debra Smith	By:	/s/ [illegible]
			Debra Smith		(Name)
		Its:	Executive Vice President
				Its:	VP Finance
(Title)

Exhibit A

Form of LOC Amendment

SVB >Silicon Valley Bank

A Member of SVB Financial Group

OUR STANDBY L/C NO. SVBSF004079

DATE: NOVEMBER 03, 2006

ADVICE OF AMENDMENT NUMBER: 1

BENEFICIARY:

LEGACY PARTNERS I SAN JOSE, LLC

C/O LEGACY PARTNERS COMMERCIAL, INC.

4000 EAST THIRD AVENUE, SUITE 600

FOSTER CITY, CA 94404-4805

ACCOUNT OF:

ENDWAVE CORPORATION

776 PALOMAR AVENUE

SUNNYVALE, CA 94085

LADIES AND GENTLEMEN,

WE HAVE BEEN REQUESTED TO AMEND THE ABOVE REFERENCED LETTER OF CREDIT AS FOLLOWS:

VALUE OF THE LC IS DECREASED BY USD 117,835.56 TO A NEW AVAILABLE AMOUNT OF USD 117,835.56.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

THIS AMENDMENT IS AN INTEGRAL PART OF THE ORIGINAL LETTER OF CREDIT AND MUST BE ATTACHED THERETO.

PLEASE BE ADVISED THAT THIS LETTER OF CREDIT AMENDMENT IS SUBJECT TO YOUR (BENEFICIARY’S) CONSENT. PLEASE SIGN THE ATTACHED COPY WHERE APPLICABLE AND RETURN IT TO US AT THE ADDRESS INDICATED BELOW OR USE THE ATTACHED POSTAGE PAID ENVELOPE.

SILICON VALLEY BANK,

/s/ John M. Dossantos	/s/ Evelio G. Barairo
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ACCEPTED:	REJECTED:
LEGACY PARTNERS I SAN JOSE, LLC	LEGACY PARTNERS I SAN JOSE, LLC

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

DATE	DATE

Third Amendment to Lease Agreement

This Third Amendment to Lease Agreement (the “Third Amendment”) is made and entered into as of April 12, 2007 by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and Endwave Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated May 24, 2006 (the “Original Lease”), for the leasing of certain premises containing approximately 32,805 rentable square feet of space located at 130 Baytech Drive, San Jose, California 95134-2302 (the “Premises”) as such Premises are more fully described in the Original Lease, as amended by that certain First Amendment to Lease Agreement dated as of September 11, 2006 and that certain Second Amendment to Lease Amendment dated as of December 6, 2006 (the Original Lease as so amended, is hereinafter referred to as the “Lease”).

B. Tenant now desires to replace the Letter of Credit (as defined in the Lease) with cash in an amount equal to One Hundred Seventeen Thousand Eight Hundred Thirty Five and 56/100 Dollars ($117,835.56) (the “Additional Security Deposit”), to be held by Landlord as an additional Security Deposit under the Lease, and Landlord has agreed to the same, subject to the terms and conditions set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. Delivery of Additional Security Deposit: Concurrently with Tenant’s execution and delivery of this Third Amendment to Landlord, Tenant shall deliver to Landlord cash in the amount of the Additional Security Deposit. The Additional Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of Forty Thousand Three Hundred Fifty Dollars ($40,350.00) (the “Original Security Deposit”). The aggregate amount of the Additional Security Deposit and the Original Security Deposit is One Hundred Fifty Eight Thousand One Hundred Eighty Five and 56/00 Dollars ($158,185.56). From and after the date this Third Amendment shall be effective (as set forth in Section 5 below), the term “Security Deposit” shall mean and refer to the aggregate of the Additional Security Deposit and the Original Security Deposit. The Additional Security Deposit shall be subject to, and the use and application thereof governed by, Section 4 of the Lease.

3. Return of Letter of Credit: Within five (5) business days following Landlord’s receipt of an original Third Amendment executed by Tenant (and in a form approved by Landlord) and cash in the amount of the Additional Security Deposit, Landlord shall return the original Letter of Credit to Tenant.

4. Modifications to Lease: Subject to the terms of Section 5 below, the Lease is hereby amended as follows:

(a) Basic Lease Information - Definition of Security Deposit: The amount of the Security Deposit set forth in the Basic Lease Information section of the Lease is hereby amended by deleting “Forty Thousand Three Hundred Fifty 00/100 Dollars ($40,350.00)” and substituting “One Hundred Fifty Eight Thousand One Hundred Eighty Five and 56/100 Dollars ($158,185.56)” in place thereof.

(b) Security Deposit: Section 4 of the Lease is hereby deleted in its entirety and the following provision substituted in place thereof:

“4. Security Deposit

4.1 Tenant has paid to Landlord the Security Deposit specified in the Basic Lease Information as security for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the events of default described in Section 18 hereof, apply the Security Deposit in whole or in part to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein or make any payments owing hereunder. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return the remaining portion of said sum to Tenant or the last permitted assignee of Tenant’s interest hereunder. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the amount held by Landlord immediately prior to Tenant’s default. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Tenant waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to:

Date of Reduction	Amount of Reduction	Amount of Security Deposit Following Reduction
September 1, 2007	$13,092.84	$145,092,72
March 1, 2008	$13,092.84	$131,999.88
September 1, 2008	$131092.84	$118,907.04
March 1, 2009	$13,092.84	$105,814.20
September 1, 2009	$13,092.84	$92,721.36
March 1, 2010	$13,092.84	$79,628.52
September 1, 2010	$13,092.84	$66,535.68
March 1, 2011	$13,092.84	$53,442.84
September 1, 2011*	$13,092.84	$40,350.00

*	The reduction of the Security Deposit scheduled to occur on September 1, 2011 shall only occur in the event the Term of the Lease is extended pursuant to Addendum 1 of the Lease; in the event the Term is not so extended, the Security Deposit shall be returned in accordance with Section 4.1 of the Lease.

Notwithstanding the foregoing, Tenant acknowledges and agrees that, in the event Tenant shall then be in default which shall not have been cured by Tenant or Tenant shall have been in material default at any time during the Term beyond any applicable notice and cure periods. Tenant shall have no right to a reduction of the Security Deposit as set forth herein.”

(c) Deletion of Letter of Credit Provisions: Addendum Two (Letter of Credit) to the Lease and Section 2 of the Second Amendment shall be deleted in their entirety.

5. Effectiveness of Third Amendment: The parties hereto acknowledge and agree that this Third Amendment shall not be effective unless and until (i) Landlord and Tenant shall have fully executed and delivered this Third Amendment, and (ii) Tenant shall have delivered to Landlord the Additional Security Deposit.

6. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent with respect to this Third Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

7. Effect of Amendments: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Third Amendment, the terms and conditions of this Third Amendment shall prevail.

8. Definitions. Unless otherwise defined in this Third Amendment, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Lease.

9. Authority: Subject to the provisions of the Lease, this Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Third Amendment.

10. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Third Amendment.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date and year first above written.

Landlord:	Tenant:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company, Owner	Endwave Corporation, a Delaware corporation

By:	LEGACY PARTNERS COMMERCIAL, L.P.,	By:	/s/ Brett W. Wallace
	a California limited partnership,		(Name)
as Property Manager and Agent for Owner

By:	LEGACY PARTNERS COMMERCIAL, INC.,	Its:	CFO
(Title)
General Partner

By:		By:
	Debra Smith		(Name)

Its:	Executive Vice President	Its:
(Title)

Fourth Amendment to Lease Agreement

This Fourth Amendment to Lease Agreement (this “Amendment”) is made and entered into as of June 17, 2011 (the “Amendment Date”), by and between Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”), and Gigoptix, Inc., a Delaware corporation (“Tenant”), with reference to the following facts.

Recitals

A. Landlord and Tenant’s predecessor-in-interest, Endwave Corporation, a Delaware corporation (“Original Tenant”) have entered into that certain Lease Agreement dated May 24, 2006, as amended by that certain First Amendment to Lease Agreement dated as of September 11, 2006, that certain Second Amendment to Lease Agreement dated as of December 6, 2006 and that certain Third Amendment to Lease Agreement dated as of April 12, 2007 (collectively, the “Lease”) for the leasing of certain premises containing approximately 32,805 rentable square feet of space located at 130 Baytech Drive, San Jose, California (the “Premises”), as such Premises are more fully described in the Lease.

B. Original Tenant has merged with a subsidiary corporation of Tenant and, in connection with that transaction, Original Tenant has assigned to Tenant all of its rights, duties and obligations under the Lease, the Premises and Security Deposit to Tenant.

C. Landlord and Tenant now wish to amend the Lease to provide for, among other things, (i) the extension of the Term of the Lease, and (ii) confirmation of Tenant’s assumption of Original Tenant’s interest under the Lease, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Term: The Term of the Lease, which is currently scheduled to expire on August 31, 2011 (the “Lease Expiration Date”), is hereby extended to February 28, 2017 (the “Revised Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The 66-month period from and after the Lease Expiration Date through the Revised Expiration Date shall hereinafter be referred to as the “Extended Term”.

3. Base Rent: The Basic Lease Information and Section 3 of the Lease are hereby modified to provide that as of the commencement of the Extended Term, the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease shall be as follows:

Period	Monthly Base Rent		Monthly Base Rent per Rentable Square Foot
9/1/11 – 2/28/13	$21,979.35	*	$.67
3/1/13 – 2/28/14	$23,619.60		$.72
3/1/14 – 2/28/15	$25,259.85		$.77
3/1/15 – 2/29/16	$26,900.10		$.82
3/1/16 – 2/28/17	$28,540.35		$.87

*	Tenant shall not be obligated to pay Monthly Base Rent during the first six (6) months of the Extended Term so long as Tenant is not in monetary default under the Lease, as more particularly described in the immediately following sentence. If, at any time, Tenant is in monetary default of any term, condition or provision of the Lease beyond applicable notice and grace periods, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant’s requirement to pay Base Rent during any period of time from and after the date of this Amendment shall be null and void and Tenant shall immediately pay to Landlord all Base Rent so expressly or implicitly waived by Landlord.

4. Advance Rent: Concurrently with Tenant’s execution of this Amendment, Tenant shall pay to Landlord the amount of $30,049.38, which shall represent Tenant’s first monthly installment of Base Rent and Additional Rent payable for the Extended Term and shall be applied against the first monthly installment of Base Rent and Additional Rent.

5. Assumption of Lease: Effective as of the date of this Amendment, Original Tenant assigned all of Original Tenant’s right, title and interest in and to the Lease, the Premises, and the Security Deposit to Tenant, and Tenant has assumed the Lease and all existing and future rights, duties and obligations of Original Tenant under the Lease. Tenant hereby confirms and agrees that Tenant shall perform and observe all of the covenants, terms, promises, agreements and conditions contained in the Lease, as amended hereby, including, without limitation, the prompt payment of all rental payments for the full term hereof. Original Tenant has assigned to Tenant all of its rights and interest in the Lease, the Premises and Security Deposit to Tenant. Such assignment is a Transfer to an Affiliate not requiring Landlord’s consent, payment of any Transfer Premium, or triggering any of Landlord’s recapture rights.

6. Option to Extend the Term: Landlord and Tenant agree that the Renewal Option provisions as set forth in Addendum 1 of the Lease are hereby deleted in their entirety and the option to renew provisions attached to this Amendment as Addendum 1 are hereby substituted in lieu thereof.

7. Security Deposit: Concurrent with its execution of this Amendment, Tenant shall deliver to Landlord the sum of Twenty-One Thousand One Hundred Seventy-Eight and 21/100 Dollars ($21,178.21) (the “Additional Security Deposit”). The Additional Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of Fifty-Three Thousand Four Hundred Forty-Two and 84/100 Dollars ($53,442.84) (the “Original Security Deposit”). The aggregate amount of the Additional Security Deposit and the Original Security Deposit is Eighty-Five Thousand Six Hundred Twenty-One and 05/100 Dollars ($85,621.05). From and after the Amendment Date, the term “Security Deposit” shall mean and refer to the aggregate of the Additional Security Deposit and the Original Security Deposit in the amount of $85,621.05. The Additional Security Deposit shall be subject to, and the use and application thereof governed by, Section 4 of the Lease.

8. Cubicles and Equipment: Landlord and Tenant acknowledge and agree that, if Tenant properly and timely exercises the Extension Option pursuant to Addendum 1 attached hereto, upon written notice delivered to Landlord at any time thereafter during the Term, Tenant shall have the right to purchase from Landlord the Cubicles and Equipment (as such term is defined in Article 35 of the Lease) in consideration of the sum of One Dollar ($1). Tenant represents and warrants that the Cubicles and Equipment provided to Tenant by Landlord at commencement of the Lease Term, and in existence as of the date hereof, consist of 82 cubicles and 82 chairs. The sale of the Cubicles and Equipment to Tenant is on an “AS-IS, WITH ALL FAULTS” basis, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. At the expiration or earlier termination of the Lease, the Cubicles and Equipment shall be removed from the Premises in accordance with Section 10.2 of the Lease. If Tenant elects to purchase the Cubicles and Equipment, the parties shall execute and deliver a Bill of Sale in the form attached hereto as Exhibit A.

9. Right of First Offer: Landlord hereby agrees to grant Tenant a one-time right of first offer to lease certain space in the Building contiguous to the Premises subject to the terms, covenants and conditions set forth in Addendum 2 attached hereto and incorporated herein by this reference.

10. Subordination: Landlord shall obtain for the benefit of Tenant, within sixty (60) days after the mutual execution and delivery of this Amendment, a subordination, non-disturbance and attornment agreement from the mortgagee under the existing deed of trust on the Park in the form attached to the Lease as Exhibit H (which agreement Tenant shall execute concurrent with the Amendment), but Landlord shall not be in default under the Lease nor shall Tenant have any rights or remedies against Landlord if Landlord is unable to obtain same within such 60-day period.

11. Condition of the Premises: Tenant acknowledges and agrees that Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition “AS IS”, without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance except as otherwise set forth in Exhibit B hereto. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B attached hereto and not any work letter attached to the Lease.

12. Restoration Obligations: Notwithstanding the terms of Section 10.2.1 to the contrary, provided Tenant delivers to Landlord, in advance, one half of the restoration costs thereof (currently estimated to cost $57,000 in total), Landlord agrees to assume Tenant’s restoration obligations for the laboratory as provided in Section 10.2.1. In the event Tenant fails to pay Landlord one half of such restoration costs on or before the date that is thirty (30) days prior the expiration or earlier termination of the Lease, then the terms of this Section 12 shall be null and void and Tenant shall be solely responsible for the restoration obligations set forth in this Section 10.2.1.

13. Compliance with Laws: In addition to the provisions of Section 9.1 of the Lease, Tenant agrees that it shall be solely responsible for ensuring that the Premises, and specifically the fire protection features of the Building (including, without limitation, the sprinkler system, smoke hatches, draft curtains, and fire hose racks, if any,) are adequate to fully meet the needs and requirements of its intended use and operation of its business within the Premises; and, further, Tenant shall be solely responsible for complying with a the high-pile storage requirements of the City of San Jose and any other applicable jurisdictions.

14. Unreserved Parking Spaces. As of the Amendment Date, the Lease shall be modified to provide that Tenant’s Parking Spaces (as defined in the Basic Lease Information) shall be decreased to 114 non-exclusive and non-designated spaces.

15. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord other than Jones Lang LaSalle (the “Broker”), whose commission shall be paid by Landlord pursuant to a separate agreement. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment other than the Broker, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any potential brokerage commission or finder’s fee payable to the Broker in connection with this Amendment, or (ii) any other form of compensation or incentive from the Broker with respect to this transaction.

16. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

17. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

18. Authority: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

19. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.

20. Landlord Representation: Landlord represents that as of the date of this Amendment, to Landlord’s actual knowledge without duty of investigation, Original Tenant is not currently in default beyond the expiration of any applicable notice or cure period under the Lease.

21. Amendment to Section 6.1.2 of the Lease: Section 6.1.2 of the Lease is amended by deleting Section 6.1.2(xvii) and inserting in lieu thereof the following: “any costs which may be incurred by Landlord to bring the Project into compliance with applicable laws, including, without limitation, ADA in effect prior to the Amendment Date, except to the extent such compliance costs are triggered as a result of Tenant’s particular use of the Premises, or any modifications, improvements or Alterations to the Premises performed by Tenant.”

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company, Owner

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

		By:	/s/ Hanna Eyal
Hanna Eyal
		Its:	Senior Vice President
DRE #01178811
BL DRE #01464134

TENANT:

GIGOPTIX, INC., a Delaware corporation

By:	/s/ Avi Katz
Name:	Avi Katz
Its:	CEO

By:	/s/ Jeff Parsons
Name:	Jeff Parsons
Its:	CFO

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, chief financial officer or any assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

ACKNOWLEDGED AND AGREED:

ENDWAVE CORPORATION, a Delaware corporation,

By:	/s/ John S. Mikulsky
Name:	John S. Mikulsky
Its:	President & CEO

By:	/s/ Curtis Sacks
Name:	Curtis Sacks
Its:	CFO

Exhibit A

Bill of Sale

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Seller”), does hereby GRANT, SELL, CONVEY, TRANSFER AND DELIVER to Gigoptix, Inc., a Delaware corporation (“Buyer”), without any warranty of any kind, any and all of Seller’s rights, title and interests in and to 82 cubicles and 82 chairs (the “Personal Property”) owned by Seller.

From and after the date of this Bill of Sale, it is intended by the parties that Buyer and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Seller and Buyer hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Bill of Sale had been delivered. Buyer and Seller (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Bill of Sale based on the foregoing forms of signature.

Buyer hereby acknowledges, covenants, represents and warrants that Seller has made absolutely no warranties or representations of any kind or nature regarding title to the Personal Property or the condition of the Personal Property.

Buyer on behalf of itself and its officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall Seller or its partners, members, trustees, employees, representatives, officers, related or affiliated entities, successors or assigns have any personal liability under this Bill of Sale, or to any of Buyer’s creditors, or to any other party in connection with the Personal Property or the Property.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this 17th day of June, 2011.

BUYER:

GIGOPTIX, INC., a Delaware corporation

By:	/s/ Avi Katz
Name:	Avi Katz
Its:	CEO

By:	/s/ Jeff Parsons
Name:	Jeff Parsons
Its:	CFO

A-1

SELLER:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company,
Owner

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

		By:	/s/ Hanna Eyal
Hanna Eyal
		Its:	Senior Vice President
DRE #01178811
BL DRE #01464134

A-2

Exhibit B

Tenant Improvements

This exhibit, entitled “Tenant Improvements”, is and shall constitute Exhibit B to that certain Fourth Amendment to Lease dated June 17, 2011 (the “Amendment”), by and between Gigoptix, Inc., a Delaware corporation (“Tenant”), and Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”), for the leasing of certain premises located in Legacy Baytech Park, 130 Baytech Drive, San Jose, California 95134 (the “Premises”). The terms, conditions and provisions of this Exhibit B are hereby incorporated into and are made a part of the Amendment. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease, as described in the Amendment:

SECTION 1

AS-IS CONDITION

Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), in its current “AS-IS” condition existing as of the Amendment Date. Except for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building, or the Park.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding $6.00 per rentable square foot of the Premises (i.e., up to $196,830 based on 32,805 rentable square feet of the Premises), for the costs relating to the design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”) and, if applicable, the Furnishings Credit (as determined below); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is nine (9) months after the Amendment Date. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1 payment of the fees of the “Architect” and the “Engineers”, as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings”, as that term is defined in Section 3.1 of this Work Letter;

2.2.1.2 the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 the cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4 the cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws ;

2.2.1.6 sales and use taxes and Title 24 fees;

2.2.1.7 the “Coordination Fee”, as that term is defined in Section 4.2.2.2 of this Work Letter;

2.2.1.8 all other costs to be expended by Landlord in connection with the construction of the Tenant Improvements; and

2.2.1.9 provided the Tenant Improvement Allowance is not used in its entirety pursuant to the foregoing Tenant Improvement Allowance Items, then Tenant shall have the right to reimbursement of up to Thirty-Two Thousand and Eighty-Five Dollars ($32,085) (the “Furnishings Credit”) for Tenant’s move costs, trade fixtures, equipment, furniture, furnishings, telephone data equipment and installation costs thereof and other personal property of Tenant in the Premises.

2.2.2 Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1 Disbursements. From time to time during the construction of the Tenant Improvements (but no more frequently than monthly), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor”, as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget”, as that term is defined in Section 4.2.1 below; (ii) invoices from all of “Tenant’s Agents”, as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) each of the general disbursement items referenced in Section 2.2.2.3 below, and all other information reasonably requested by Landlord relating to the work performed. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Following Landlord’s receipt of a completed disbursement request submission, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Tenant has delivered to Landlord a certificate of occupancy or permit cards signed off by the City with respect to the Premises; (iv) Tenant has delivered to the Office of the Building as-built plans and City-permitted plans for the Tenant Improvements; (v) Tenant has delivered to the Office of the Building operation manuals and warranties for equipment included within the Tenant Improvements, if applicable, and (vi) Tenant has delivered to Landlord each of the general disbursement items referenced in Section 2.2.2.3 below.

2.2.2.3 General Disbursement Requirements. In addition to the disbursement requirements referenced above, Tenant acknowledges and agrees that the following items are required as a condition to any disbursement of the Tenant Improvement Allowance:

•	Copy of the Contract (as defined below) with the Contractor

•	Copy of the Contractor’s certificate of insurance, including Additional Insured endorsement naming Landlord and Legacy Partners Commercial as additional insureds

•	Contractor’s Schedule of Values, showing total contract value

2.2.2.4 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3 Specifications for Building Standard Components. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant, and which are attached hereto as Schedule 1. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Landlord’s architect shall provide an initial space plan at Landlord’s sole cost. Tenant shall retain Legacy Partners CDS, Inc. as its architect/space planner (the “Architect”) to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would result in an Over-Allowance Cap (as defined below).

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1 The Contractor. Tenant shall select and retain a general contractor to construct the Tenant Improvements through a competitive bidding process which shall include contractors approved by Landlord, including Legacy Partners CDS, Inc. The contractor chosen by Tenant from the approved list of bidders shall be the contractor submitting the lowest cost bid, unless otherwise approved by Landlord. Following such bidding process and Tenant’s selection of a general contractor in accordance with the terms hereof, Tenant shall deliver to Landlord notice of its selection of the contractor upon such selection, which contractor shall thereafter be the “Contractor” hereunder.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) by which the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall, to the extent they exceed the remaining balance of the Tenant Improvement Allowance, be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount and, in any event, prior to the commencement of the construction of such changes, or, at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) above, for Landlord’s approval, prior to Tenant paying such costs. Notwithstanding anything above to the contrary, if upon Tenant’s delivery of the Final Costs Statement to Landlord, the Over-Allowance Amount is determined to be greater than an amount equal to twenty-five percent (25%) of the Tenant Improvement Allowance (the “Over-Allowance Cap”), then Landlord, in Landlord’s sole discretion, shall have the right to require that Tenant revise the Approved Working Drawings and/or any other Construction Drawings (and resubmit the same to Landlord for Landlord’s approval) to reduce the Over-Allowance Amount to an amount less than the Over-Allowance Cap and Landlord may refuse to disburse any portion of the Tenant Improvement Allowance and/or approve any changes to the Construction Drawings, until such revisions to the Approved Working Drawings and/or any other Construction Drawings are made by Tenant and approved by Landlord.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2 Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) five percent (5%), and (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements. In addition to the Coordination Fee and other amounts payable by Tenant hereunder, Tenant shall reimburse Landlord for amounts paid by Landlord for the review of Tenant’s plans and drawings as referenced in Section 3 above, which amounts shall be charged against the Tenant Improvement Allowance. In the event that Legacy Partners CDS, Inc. is selected as the Contractor, then no Coordination Fee will be charged by Landlord in connection with the Tenant Improvements.

4.2.2.3 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, and Tenant fails to cure such defect after ten (10) days written notice (unless such defect is of a nature that cannot be cured within said 10-day period and Tenant diligently commences and prosecutes a cure to such defect), Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4 Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Julie Tipton as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2 Landlord’s Representative. Landlord has designated Stacy McClaughry as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of the Lease) or the Lease has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated during the Term for any reason due to a default by Tenant as described in Section 18 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 5.4), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter (including, without limitation, the remedies available to Landlord pursuant to California Civil Code Section 1951.2), and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

SCHEDULE 1 TO EXHIBIT B

SPECIFICATIONS

LEGACY BAYTECH

BUILDING STANDARDS AND SPECIFICATIONS

4/14/2011

STANDARD SIZE AND LOCATION OF OFFICE IMPROVEMENTS

GENERAL REQUIREMENT:

The following guideline is for office size and lay out of space for all tenant improvements.

Please be advised that should tenant require the size and location of improvements to be specific to a tenant’s program requirement which is different than noted, the landlord may require the removal and restoration of the improvement to “landlord building standards” upon termination of tease.

The ratio of enclosed office to open area shall not exceed 50%

Perimeter office size along the exterior glass of the building for:

Standard offices (+_130 rsf) shall consist of 80% of the overall office count. Walls shall line up with window mullions, and the office wall shall be a minimum of 13’-0” out from the window mullion.

Large offices (+_195 rsf) shall consist of 20% of the overall office count. Office walls shall line up with window mullions, and the office wall shall be a minimum of 13’-0” out from the window mullion,

Interior offices (not on exterior glass) are considered a non-standard improvement. As such, landlord may require that all or some of the interior ron-standard improvements be restored to the original condition, or to building standard improvements upon termination of lease.

All break rooms, coffee rooms / areas, mail rooms, copy rooms, work rooms, server rooms and any other tenant common rooms shall not be designed on the perimeter glass, All such rooms shall be built on the interior of the specs.

PARTITIONS

A.	DEMISING PARTITION AND CORRIDOR WALLS

1.

3 5/8’ (or match existing)- 20 gauge metal studs - 24’ on center maximum from floor to ceiling grid except for common corridor walls shall extend from floor to underside of structure above. (Provide backing for cabinet as required).

Note.

- The size of studs within existing spaces shall match with existing.

2.	5/8” Type ‘X’ gypsum wallboard one layer each side of studs, fire taped only.

3.	Height from floor to ceiling grid.

4.	Seismic bracing per code.

5.	Two rows of continuous acoustical sealant - bottom tracks. R-11 or R-13 Batt type fiberglass insulation between studs

Note:

- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

- One hour rated walls where required based on occupancy group.

All interior 1-hour corridors, if required to be tunnel construction in compliance with IBC or State Code requirements for one-hour fire rated assembly.

B.	TYPICAL, INTERIOR PARTITION (Non-rated)

1.	3 5/8” (or match existing) — 25 gauge metal studs - 24” on center maximum. (provide backlog for wall mounted cabinetry or equipment as required).

- The size of studs within existing spaces shall match with existing

2.	5/8” Type ‘X’ gypsum wallboard one layer each side of studs,

3.	Height from floor to underside of ceiling grid - regular ceiling tiles must be scribed to drop below thedrywali.

4.	Seismic bracing per code.

5.	All exterior corners with corner beads. All exposed edges finished with metal trim.

Note:

- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

- Partitions must connect to building mullions or walls. Mechanical fasteners to mullions shall not be allowed, provide closed cell neoprene gasket between mullion and end stud.

C.	PERIMETER (EXTERIOR WALL) DRYWALL (if required)

1.	2 1/2’ - 25 gauge metal studs 24” on center to 6” above suspended ceiling (or as required by Title-24 for full height envelope, refer to demising wall specification)

2.	5/8” Type ‘X’ gypsum wallboard one layer on one side.

3.	Height - floor slab to 6” above ceiling grid.

4.	All exterior corners with corner beads.

Note:

- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

D.	COLUMN FURRING

1.	1 5/8” Type ‘X’ gypsum wallboard, one layer on 2 112.— 25 gauge metal studs, UNO.

2.	Height - floor slab to 2’ above ceiling grid.

3.	All exterior corners with corner beads.

Note:

- All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

E.	INSULATION

1.	Insulation at all perimeter walls and roof per specifications

2.	All building common area walls Including corridor and demising walls to receive R-11 or R-13 within partition cavity and three feet on either side of partition over ceiling and at demising wall if not full height.

F.	FIRE BLOCKING

1.	As required by code, use metal studs for all fire docking

2.	Locate as required by code for the proposed tenant space plans.

G.	PAINTING

1.	All gypsum board walls to receive a prime coat PVA sealer) and two (2) coats to cover of ‘carefree’ eggshell finish paint or equal.

2.	Semi-gloss paint at all kitchens, break rooms, restrooms and server/copy rooms.

DOORS, FRAMES AND HARDWARE

A.	INTERIOR TENANT DOOR ASSEMBLY (non-rated doors within office suites)

1.	Interior doors shall be 3’0” x 9’-0” x 114* blind end” flush doors (Mess otherwise specified), slid core, pre-finished with plain sliced select white maple, book-match with clear sealer.

2.	All doors shall be 20 minute fire rated.

3.	Existing condition: Doors shall be pre-finished and match existing core doors in finish. material and appearance. Finish all edges. 5’ lop blocking at doors w/closers

4.	interior Tenant doorframes to be prefinished rated Western Integrated frames with factory finish, Color, Satin Aluminum or to match existing

5.	Corridor doorframes to Suites to be: Satin Aluminum or to match existing

6.	Hardware: (within existing tenant spaces shall match with existing hardware)

(a)	Interior Tenant Door

QTY	SUBTYPE	ITEM DESCRIPTION
4	Butts(2 pair per door)	Hager
1	Latchset	Schlage “D” Series
1	Lockset	Schlage “D” Series
1	Door Stop	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111 (where required)

(b)	Suite Entry Doors-Fire rated as required by occupancy and code requirements.

QTY	SUBTYPE	ITEM DESCRIPTION

8	Hinges (4 pair per door)	Hager
1	Lockset	Schlage ‘12 Mortise
1	Auto Flush Bolt	942 626 DCI
1	Dust Proof Strike	80 626 DCI
2	Door Stops	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111 (where required)

B.	INTERIOR GLAZING

1.	(a) 1/4” thick clear tempered glass in non-rated, prefinished frames by Western Integrated frames with aluminum trim, Frame to be factory finished; Color: Satin Aluminum or to match existing

(b)	1/4 thick clear tempered glass in non-rated, M-121 glass stops; Color Satin Aluminum or to match existing

(c)	1/4 thick tempered safety glass where required per code.

(d)	Return gypsum board into opening at both sides, provide metal corner bead all around opening. Finish to match wall.

2.	Provide two 20 Ga. metal studs fastened at 12” O.C. beck-to-tack at jambs and head (minimum) as per detail. Provide seismic brace per code.

Note

- All office doors to have T-Cr wide by full height (inside window frame to inside window frame) sidelights where possible. At areas where less than 2’-0” is available, provide maximum. Sidelight frames to be integral with doorframes

SUSPENDED ACOUSTICAL CEILING

Note: The following standards apply to new assetsm within existing assets the ceiling system to match existing. Tenant ceiling height at 9’-0’ (installed at top of top exterior window mullion)

1.	Grid, USG Dorm DX/DXL 15/16” face. White Matte. Suspension System with wire suspension and seismic bracing per code. Wall angle: M7

2.	Tile: USG 2k4’x 3/4 Millenia clima plus. Square (SQ) edge

3.	Seismic bracing per code.

4.	Seismic wires for lighting and electrical to be provided by acoustical ceiling contractor.

WINDOW COVERINGS (for new and complete retrofit buildings)

1.	Exterior Window covering - horizontal. 1” mini-blinds as manufactured by Leveler, series. Riviera Dustguard of match existing.

2.	Blinds to be sized to fit inside window modUe. Fasten to top horizontal mullions only.

3.	Blinds to be installed with building shell but costs allocated tc tenant improvement allowance.

FIRE SPRINKLER SYSTEM

1.	A pre-zoned sprinkler will be provided in all areas. Head locations will be determined by a pre-zoned master layout. Modification of sprinkler locations and piping, due to specific tenant layout, will be at tenant’s cost. Semi-recessed pendent sprinkler heads with white escutcheon. Sprinkler heads to be centered in acoustical ceiling tile.

2.	Fire Sprinkler coverage light hazard, .33 gprn / 3,000 SF in shell and modified per improvement.

3.	Gyp Board Ceilings: Fully recessed with cap at gypsum board ceiling. Reliable Model F4FR Concealed automatic sprinkler with 1/2” – 1 1/2 adjustment - White

SIGNAGE

Refer to Legacy Partners signage standards.

TENANT SUITE FINISH MATERIALS

A.	PAINT (eggshell finish within tenant spaces, market ready and common areas)

Field Color 49 antique white or 36 Navajo white by Sherwin Williams, Kelly moore, Benjamin moore or Frazee paint.

Note: Accent colors within open areas may be used at designer’s discretion and approved by Ownership)

B.	FINISH STANDARD

Carpet:

The Mohawk Group	Bigelow	Urban Virtues, Pattern: Point of Interest, Color 7862 Neutral Mlx
Urban Virtues, Pattern: City Step BQ215, Color 7128 Classy Khaki
Moving Forward, Pattern: Moving Ahead BQ220, Color 7916 Take Charge
Moving Forward, Pattern: On the Rise BC221, Color: 7896 Go Getter

Shaw Contract Group: Pattern: Tone 5A152 Color Cinderblock 51761

Pattern: Tone 5A152 Color Wheat Field 51755
Pattern: Tint 5A151 Color Wheat Field 51755
Use the following carpets within expansion spaces
to match	‘Ripple’ Model #50881, Color ‘Shore’ #515
‘Java’ Model #5A035, Color: ‘Casual Coriander’
#755
‘Stitch’ Model #5A075, Color: Warp & Weft’ #761
Installation:	Direct Glue Down

Rubber Base:

Johnsonite Tightlock -Color: #11 Canvas, #01 snow white or #22 Pearl, 3.25 high, rubber (rolled goods only).

2  1/2” or 4” based on existing conditions cove base at resilient flooring, (rolled goods only).

LEGACY BAYTECH

BUILDING STANDARDS AND SPECIFICATIONS

4/14/2011

Rubber transition strip between carpet and resilient flooring. Color to match base

VCT#1:      Armstrong ‘Stonetex Vinyl Composite Tile. Color #52139 Limestone Beige or #52128 Desert Dust 12” x 12’ x 1/8”

HEATING, VENTILATION AND AIR CONDITIONING

1.	GENERAL

a.	Furnish and install all materials arid equipment necessary to provide complete and usable air conditioning systems in tenant spaces including, but not necessarily limited to, the following

b.	Requirements shall be in accordance with title 24 and all other applicable codes.

2.	CEILING DIFFUSER SPECIFICATION

a.	Ceiling diffusers shall have perforated face with frame style compatible with the type of ceiling used.

b.	surface mounted diffusers shall have gaskets to prevent leakage. Diffuser faceplate shall have concealed hinges and latches. Face plates shall be easily removable from the frame,

c.	Diffusers shall be modular core and shall have curved, adjustable blades and shall be capable of delivering 1-way,2-way,3-way or 360 degree horizontal ceiling pattern and be adjustable to obtain a down air pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

d.	Material shall be steel. Finish shall be Standard White baked enamel.

e.	Supply diffusers shall be Titus modular core PMC perforated face-size 24flx24’ for lay-in ceiling tile.

f.	Return/Exhaust diffusers shall be Kruger

g.	Perforated ceiling diffusers shall be tested in accordance with Air Diffusion Council (ADC) code 10602R4. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 Comparison Method.

h.	The following manufactures shall be considered equal, providing corresponding models meet specific requirements. Equivalent substituted equipment named herein shall be submitted for the Architects review. Submit alternate selections at a time of bid listing major equipment.

i.	Manual dampers in all drops.

ITEM	MANUFACTURER
AIR FILTERS	Kruger
MIXING BOXES	Kruger
GRILLES	Kruger

3.	THERMOSTATS

Thermostats shall be provided for each zone per btilding standard type and color.

NOTE:

- If Pneumatic controls are building standard use Honeywell Pneumatic, Model TP970A, 2004 Direct Acting, Range 60.10 90°, Color White

4.	SUBMITTALS

For Non-Standard Material Lists/Product Data Within 5-7 days of contract award, and prior to ordering any materials or equipment, submit for Owner’s review complete material list including catalogue data of material and products for work in this section.

Note: Install BTU meters for any condenser water usage at tenant cost.

ELECTRICAL

BUILDING STANDARDS AND SPECIFICATIONS

4/14/2011

1.	GENERAL

a.	At work, material or equipment shall comply with the codes, ordinance and regulations of the local government having jurisdiction, including Title 24 and any participating government agencies having jurisdiction.

b.	110V duplex outlet in demising or interior partitions only. as Manufactured by Leviton or equal. Color White

c.	Maximum eight outlets per 20 amps 3 phase 4-wire circuit, spacing to meet code requirements. Minimum 2 per office(1 quad with drop for voice/data and 1 duplex on opposite wail), 3 per conference room and reception, 2 dedicated over cabinet at break room in addition to 3 standard height outlets; junction boxes above ceiling for large open area with furniture partitions, average a 20 amps circuit for a group of 3 work stations.

d.	Contractors to inspect electric room and base building Electrical drawings to include all necessary metering, connections and additional equipment, i.e., panels and transformers, if needed. Base building provides one (1) power panel and one (1) lighting panel per electrical room.

e.	Note: Install electric meter for any above-standard electrical usage at Tenant Cost.

2.	RACEWAYS

a.	Conduit shall be rigid galvanized steel(RGS), electrical metallic tubing (EMT), metal dad (MC) cable, polyvinyl, chloride (PVC), and flexible or liquid tight flexible conduit.

b.	Type ‘AC’ and ‘NM’ cable are not acceptable.

c.	Support per seismic zone 4 requirements.

3.	WIRING DEVICES

a.	Receptacles, toggle switches and coverplates shall be white (dedicated- gray) — Leviton. Mount so that the center of the receptacles is no less than 15” AFF.

b.	Maximum eight (8) outlets per 20 amp 3 phase 4-wire circuit. Spacing to meet code requirements. Amounts to be two duplex outlets per small and three for large private office, storage room and conference rooms. One dedicated outlet per copy room; one dedicated 20-amp outlet per telephone panel and one 20-amp circuit for three work stations in open area.

c.	All workstation hardwire connections to the building power to be supplied by tenant.

d.	Contractors to inspect electric room and base building electrical drawings to include all necessary metering and connections.

e.	No aluminum wiring is acceptable. AC and NM cable is not to be used.

f.	Provide separate neutrals for each circuit. Use stranded wire for each circuit. Use copper conductors only, no exception.

g.	Switch assembly to be Leviton.

h.	Motion sensors as required by lighting management system and by Title 24 and any participating government

4.	TELEPHONE/DATA OUTLET

a.	One (1) single box to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per office; Two (2) boxes to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per large open area. Cover plate finish required: white, supplied by tenant’s Telcom contractor. Mount so that the center of the receptacles is no less than 15” AFF.

b.	One (1) 6’ wide by 4’ high plywood backboard installed as telephone backboard by tenant , brace and secure to wall. Painted to match wall color. Provide one duplex 20 amp dedicated outlet for phone service per above electrical specification.

c.	Cable service installation for phone and data outlets by tenant’s telephone/data vendors at tenant’s cost. Additional outlets and cover plates to be provided by tenant’s vendors at tenant’s cost. In speculative office suites, contractor to provide and install blank cover plates.

d.	Telephone panel boards to be located *tin tenant space and to be surface mounted.

5.	TRANSFORMERS

a.	Transformers shall be UL listed and suitable for the application- NEMA 1 or 3 R.

b.	Transformers shall be a minimum of 20% over required capacity and shall be K—. sated dry type

c.	Transformers shall be 480V (primary) -20by/120V (secondary), rated for 80 C rise above an ambient temperature of 40 C.

d.	Support for seismic zone 4 requirements.

e.	Acceptable manufacturers shall be General Electric, Cutler-Hammer, Siemens, Square D. or Westinghouse.

6.	PANEL BOARDS

a.	Panel boards shall be UL listed and suiteable for the application- NEMA 1 or 3R.

b.	All circuit breakers shall be molded case, bolt-on type.

c.	Support per seismic zone 4 requirements.

d.	Acceptable manufactures shall be General Electric, Cufler-Hammer, Siemens, Square D, or Westinghouse

7.	LIGHT FIXURES (refer to existing conditions for the type of fixtures as well).

a.	Light fixtures shall be 24”x 48”x 3” direct/indirect perforated Diffuser with two 32 Watt T 5 lamps per fixture size, 1-electronic ballasts. Fixtures shall be Lightolier 277 V with modular wiring and (1) electronic ballast (Advance Ballast #VEL-3P32-SC). Fixtures shall match existing in suites with modular wiring and (1) electronic ballast (verify for 2 or 3 lamp fixture requirement based on energy efficiency requirement with approximately 40-50 F.C. at desk height).

Or use the following fixture based on existing fixture type:

b.	Light fixtures shall be 2x4 recessed fluorescent, 3”, 18 cell Parabolic louver with three 32 Watt T8 or T5 lamps per fixture. Fixtures shall be Lightolier DPA2G18-L-S-332- with modular wiring and (1) electronic ballast (Advance Ballast #VEL-3P32-SC). Fixtures shall match existing in suite with modular wiring and (1) electronic ballast (verify for 2 or 3 lamp fixture requirement based on energy efficiency requirement with approximately 40-50 F.C. at desk height).

c.	Support per seismic zone 4 requirements.

d.	Quantities and locations per plans.

8.	LIGHT CONTROL/SWITCHING

Wall occupancy sensors - Mytec #LP-2-DC

9.	EXIT SIGNS

a.	Edge lite with recessed ceiling mount, floating green letters on a clear panel with LED Technology, by Dualite or equivalent.

b.	Quantities and locations per exiting and lighting plans.

c.	Single or double face and directional arrows per lighting plans.

MISCELLANEOUS

1.	FIRE CAULKING

General Contractor is responsible for all fire caulking required by any and all work done during the process of construction.

2.	PLUMBING (If provided)

a)	Shall comply with all local codes and handicapped code requirements.

b)	Fixture shall be: Manufacturer Elkay, ‘Hospitality sin” #BPSR-2317 - stainless steel, two faucet holes, or equivalent. Faucet. single lever post mount bar faucet by ‘Elkay’ #LK-4122 or equivalent.

c)	Plumbing bid shall include 5 gallon minimum hot water heater, or insta-hot with mixer valve including all connections, located within tenant’s suite.

3.	EQUIPMENT 0 & M MANUALS AND SUBMITTALS

O & M manuals, parts manuals and submittals should be provided for all equipment either in indexes and labeled 3-ring binders and or book type manila binder

END

LEGACY BAYTECH

BUILDING STANDARDS AND SPECIFICATIONS

4/14/2011

“ADDENDUM”

NON-STANDARD IMPROVEMENTS (IF PROVIDED PER LEASE NEGOTIATIONS)

CABINETRY

1.	if provided per lease negotiations, 6-0” to 10’-0” linear feet of upper and lower millwork

2.	Plastic laminate horizontal and vertical surfaces.

3.	Horizontal and Verticals: See individual options under finishes for plastic laminate specifications

4.	Cabinetry Construction: Designation, APA C-D plugged with exterior glue, 3/4” thick or 3/4” high pressure particle board. Min. density 45 PSF, U.N.O.

5.	Cabinetry: Plastic laminate finish, countertops and splashes shall be constructed in accordance with WIC manual of Millwork, “Custom” grade.

6.	Hardware:

a.	Hinges: Self-closing type, fully concealed when the doors are closed

b.	Shall have independent vertical, horizontal and depth adjustment

c.	Shall be steel with nickel-plated finish. Hinges shall be one of the following products

Brass America, Inc. Nos. 1200/1201

Julius Blum, Inc. No.91.650

Stanley Hardware Nos. 1511-2/1511-9x or equal.

7.	Pulls 4” X 5/16” diameter wire pulls, brushed chrome finish. U.N.O.

8.	Adjustable Shelf Supports to be hole & pin type, Hafele 282.24.710 5MM steel pin.

9.	Drawers: Provide heavy-duty’/, extension drawer slides.

10.	Mutes. Clear vinyl dot.

11.	Fasteners and Anchorages: Provide nails, screws, or other anchoring devices of type, size material and finish suitable for intended use and required to provide secure

12.	Casework:

a.	Drawer Boxes: Provide sub-front and applied finish fronts securely fastened, with square corners and self-edges. Provide drawers with metal studs.

b.	Doors: Flush overlay type with square corners, and self edged. Do not notch door, cabinet ends or dividers to receive hinges.

c.	Shelves 3/4” thick for spans up to 35” and 1” thick for spans over 36’ up to 48° and adjustable to 1” centers. Do not recess metal shelf standards into end panels; notch shelving to clear standards.

13.	Plastic Laminate: Formica #756-58 Natural Maple (base and upper cabinet-vertical surfaces)

  Formica #7022-58 Natural Canvas (counter-horizontal surfaces)

Addendum 1

Extension Option

This Addendum 1 (the “Addendum”) is incorporated as a part of that certain Fourth Amendment to Lease Agreement dated June 17, 2011 (the “Amendment”), by and between Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”), and Gigoptix, Inc., a Delaware corporation (“Tenant”), for the leasing of those certain premises located at 130 Baytech Drive, San Jose, California, 95134, as more particularly described in the Amendment (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease as described in the Amendment.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in this Addendum, Tenant shall have one (1) option (the “Extension Option”) to extend the Lease Term for three (3) years (the “Extension Term”).

2. Tenant’s Extension Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Extension Option (the “Extension Option Notice”). If Landlord does not receive the Extension Option Notice from Tenant on a date which is no earlier than twelve (12) months and no less than nine (9) months prior to the expiration of the initial Lease Term, all rights under this Extension Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Extension Option, subject to the provisions, limitations and conditions set forth in this Addendum, the Lease Term shall be extended for the Extension Term.

3. Establishing the Initial Base Rent for the Extension Term. The initial Base Rent for the Extension Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extension Term shall mean the Base Rent for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extension Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases at then fair market rates that would be included for space leased for the period of the Extension Term.

4. Determination of Brokers. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extension Term within ten (10) days of receipt by Landlord of the Extension Option Notice for the Extension Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the space and term at issue. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Fair Market Rental Rate for the Extension Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Rental Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extension Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this section within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this section. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the space and term at issue. The determination of the Fair Market Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant.

Upon determination of the initial monthly Base Rent for the Extension Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord’s sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extension Term and the actual commencement date and expiration date of the Extension Term. Tenant shall have no other right to extend the Lease Term under this Addendum unless Landlord and Tenant otherwise agree in writing.

5. Condition of Premises and Brokerage Commissions for the Extension Term. If Tenant timely and properly exercises this Extension Option, in strict accordance with the terms contained herein Tenant shall accept the Premises in its then “AS-IS” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises. Tenant hereby agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

6. Limitations On, and Conditions To, Extension Option. This Extension Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease except in connection with a Transfer to an Affiliate. At Landlord’s option, all rights of Tenant under this Extension Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond any applicable cure period at any time during the Lease Term, or is in default beyond any applicable cure period of any provision of the Lease on the date Landlord receives the Extension Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises other than in connection with a Transfer to an Affiliate; and/or (3) Tenant’s financial condition is materially worse at the time the Extension Option Notice is delivered to Landlord than at the date of the last lease amendment extending the term of the Lease; and/or (4) Landlord’s lender disapproves the Extension Option terms; and/or (5) Tenant has failed to exercise properly this Extension Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (6) Tenant or an Affiliate of Tenant no longer has possession of the entire Premises pursuant to the Lease, except as permitted under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

7. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

Addendum 2

Right of First Offer

This Addendum 2 (the “Addendum”) is incorporated as a part of that certain Fourth Amendment to Lease dated June 17, 2011, by and between Gigoptix, Inc., a Delaware corporation (“Tenant”), and Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”), for the Premises located at 130 Baytech Drive, San Jose, California, 95134 (the “Premises”).

1. Right of First Offer. During the first three (3) years of the Extended Term, Tenant shall have a one-time right of first offer (“First Offer Right”) to lease space in the building located at 120 and 128 Baytech Drive, San Jose, California (the “First Offer Space”), which may become available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the First Offer Space shall become available for lease to Tenant immediately prior to the first time Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease all or any portion of the First Offer Space. Notwithstanding anything herein to the contrary, Tenant’s First Offer Right set forth herein shall be subject and subordinate to all expansion, first offer and similar rights currently set forth in any lease which has been executed as of the date of execution of this Lease, as such leases may be modified, amended or extended (collectively, the “Superior Rights”).

2. Terms and Conditions. Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant’s First Offer Right, as set forth in this Addendum, provided that no holder of Superior Rights desires to lease all or any portion of the First Offer Space. Any such Landlord’s First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date therefor, (ii) the Base Rent payable for the First Offer Space, and (iii) the term of the lease for the First Offer Space. As of the commencement of the First Offer Space term, Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space, Building, or Park have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant’s business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3. Procedure for Acceptance. On or before the date which is five (5) business days after Tenant’s receipt of Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the one-time right to elect either to: (i) lease the entire First Offer Space described in the First Offer

Notice upon the terms set forth in the First Offer Notice; or (ii) refuse to lease such First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord’s First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to lease the First Offer Space. If Tenant elects or is deemed to have elected not to lease the First Offer Space, then Tenant’s First Offer Right set forth in this Addendum shall terminate and Landlord shall thereafter have the right to lease all or any portion of such First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.

4. Lease of First Offer Space. If Tenant timely exercises this First Offer Right as set forth herein, the parties shall have ten (10) business days after Landlord receives Tenant’s Election Notice and deposit from Tenant in which to execute an amendment to the Lease adding such First Offer Space to the Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth in Landlord’s First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord’s First Offer Notice at any particular time, and Tenant may not elect to lease only a portion thereof.

5. Limitations on, and Conditions to, First Offer Right. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur: (i) at any time Tenant is, or has been, in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease beyond any applicable cure period; and/or (ii) on the scheduled commencement date for Tenant’s lease of the First Offer Space, Tenant is in default under this Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises other than in connection with a Transfer to an Affiliate; and/or (iv) Landlord’s lender disapproves of the economic terms of the First Offer Right or Tenant’s financial condition is unacceptable to Landlord at the time Tenant’s Election Notice is delivered to Landlord; and/or (v) Tenant has failed to exercise properly this First Offer Right in a timely manner in strict accordance with the provisions of this Addendum; and/or (vi) Tenant or an Affiliate of Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease. Tenant’s First Offer Right to lease the First Offer Space is personal to the original Tenant executing this Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant (other than in connection with a Transfer to an Affiliate), and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Premises (other than in connection with a Transfer to an Affiliate).

6. Brokers. Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder’s fees payable to any broker in connection with any of the First Offer Space described herein and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

7. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.